UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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2022

PROXY STATEMENT

Notice of Annual Meeting of Shareholders

April 29, 2022

leidos

Making the world safer, healthier, and more efficient.

leidos 2022 PROXY STATEMENT Notice of Annual Meeting of Shareholders Making the world safer, healthier, and more efficient. April 29, 2022

About Leidos Leidos is a FORTUNE 500® technology, engineering, and science company that provides services and solutions in the defense, intelligence, civil and health markets, both domestically and internationally. We bring domain-specific capabilities and innovations to customers in each of these markets by leveraging five technical core competencies: digital modernization, cyber operations, mission software systems, integrated systems and mission operations. Applying our technically-advanced solutions to help solve our customers’ most difficult problems has enabled us to build strong relationships with key customers. Our customers include the U.S. Department of Defense, the U.S. Intelligence Community, the U.S. Department of Homeland Security, the Federal Aviation Administration, the Department of Veterans Affairs and many other U.S. civilian, state and local government agencies, foreign government agencies and commercial businesses. With a focus on delivering mission-critical solutions, Leidos generated 87% of revenues for the fiscal year ended December 31, 2021 (“fiscal 2021”) from U.S. government contracts. HEALTH We are a leading provider of healthcare solutions for federal and commercial customers. We deliver secure, whole health solutions across ever-changing sites of care to improve patient outcomes and system efficiencies. CIVIL We are helping to modernize infrastructure, systems, and security by offering transformative information technology, expert logistics, and proven inspection technologies for government and highly regulated commercial customers. DEFENSE We provide global customers with an innovative portfolio of secure, seamless systems, solutions, and services for multi-domain dominance and informed decision-making in every environment. KEY STATISTICS Headquarters: 43,000 +/- Reston, Virginia employees worldwide MARKETS WORKFORCE CIVIL 49% 20%+ $ Employees are 3.2B 2021 Have Clearance a Military Veterans $13.7B DEFENSE $ REVENUE 8.0B Operation MVP is HEALTH 22% our company-wide $ initiative to hire, train, 2.5B Have Advanced and support returning Degrees veterans.

Dear Fellow Shareholders, Each year, I am thankful for the opportunity to reflect on our accomplishments and extend my gratitude to you, our shareholders. 2021 brought another wave of challenges, along with rewarding outcomes as we worked to make the world safer, healthier, and more efficient. Throughout the ongoing pandemic, Leidos maintained its reputation as a trusted, global provider of technology, science, and engineering solutions to government and highly regulated commercial customers. The diversity of our portfolio served us well and was vital to our resilience, preparation, and success. Our growth continued last year, including through our acquisition of the 1901 Group, a leading provider of managed IT services and cloud solutions to private and public markets. Additionally, Leidos also completed the acquisition of Gibbs and Cox, the largest independent naval architecture and marine engineering firm in the United States. The company covers the entire spectrum of today’s maritime industry, from concept development to production and in-service support. Our business development team secured opportunities with NASA, the U.S. Air Force, the Defense Information Systems Agency (DISA), the Department of Energy, the United Kingdom Home Office, and the Australian Ministry of Defence. In addition, Leidos received a substantial contract to support the Federal Aviation Administration (FAA)’s NextGen program including En Route Automation Modernization. Our team also secured major health contracts, including a contract providing counseling and outreach services at 100+ U.S. military installations in support of the DoD’s Military Family Life Counseling Program and another providing health readiness support services supporting the Defense Health Agency Reserve Health Readiness Program. These are just a few examples of our collaborative business achievements – we continue to work diligently to support our customers and their important missions. Leidos achieved FY21 revenue of $13.737 billion, a 12% increase from the prior year. In November of last year, Leidos announced Next Level Leidos, the company’s environmental, social, and governance (ESG) goals. Next Level Leidos introduces new sustainability focus areas and metrics to positively impact both people and the planet. This new approach builds on Leidos’ mission and focuses on making meaningful progress in three key areas: health and well-being, diversity and inclusion, and environmental stewardship. Next Level Leidos ultimately represents our commitment to being a responsible and engaged corporate citizen. We remain dedicated to building a future where our people and technology contribute to a more sustainable world. As a company, we continued our journey to create a more inclusive and diverse culture, forming an Enterprise Inclusion Council to help identify and champion innovative actions that create a more inclusive work environment. We are pleased to report that our efforts did not go unnoticed, as we were named to Forbes’ list of America’s Best Employers for Diversity. Thanks to the support and trust of our shareholder community, Leidos continues to grow and succeed, building on our momentum to execute in 2022. Now at 43,000 employees and growing, our sense of purpose and commitment to stakeholders enables us to connect more deeply with our customers while addressing the great challenges of our time with agility. I’m incredibly proud of our performance and remain focused on the year ahead as we continue to deliver value for you. Roger Krone Chairman and Chief Executive Officer

Notice of Annual Meeting of Stockholders

Friday, April 29, 2022	Leidos Holdings, Inc.
9:00 a.m. ET	www.virtualshareholdermeeting.com/LDOS2022

This proxy statement is being furnished to the stockholders of Leidos Holdings, Inc. in connection with the solicitation of proxies by our Board of Directors for use at our annual meeting of stockholders to be held exclusively via live webcast at www.virtualshareholdermeeting.com/LDOS2022, on Friday, April 29, 2022, at 9:00 a.m. ET and at any and all adjournments, postponements or continuations of the meeting. This proxy statement and the proxy and voting instruction card are first being sent or made available to our stockholders on or about March 16, 2022.

2022 Virtual Stockholder Meeting:

Due to the continued public health impact of the COVID-19 pandemic and advisories issued by government authorities limiting public gatherings, and to support the health and well-being of our stockholders and employees, we will hold our annual meeting in a virtual-only format via the Internet. You will be able to attend the annual meeting online. We are committed to ensuring that stockholders will be afforded the opportunity to vote and ask questions, similar to an in-person meeting. We encourage you to access the meeting prior to the start time. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LDOS2022.

To be admitted to the annual meeting and access the stockholder list, go to www.virtualshareholdermeeting.com/LDOS2022 and enter the control number found on your proxy card, voting instruction form or notice you previously received. You may ask questions or vote during the annual meeting by following the instructions available on the meeting website during the meeting. If you are not eligible to participate in the meeting as a stockholder or you do not have your control number, you may listen to a webcast of the meeting by visiting www.virtualshareholdermeeting.com/LDOS2022 and logging on as a guest. Guests will not be able to ask questions or vote at the meeting.

Items of Business:

1.	Elect twelve directors;

2.	Approve, by a non-binding, advisory vote, the compensation of our named executive officers; and

3.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022.

Stockholders will also transact such other business as may properly come before the meeting or any adjournments, postponements or continuations of the meeting.

Record Date: March 9, 2022

Annual Report:	The Leidos 2021 Annual Report on Form 10-K and the Leidos Proxy Statement are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT! You may vote your shares in advance of the meeting via the Internet, by telephone, by mail, or by attending and voting online at the annual meeting of stockholders. Please refer to the section “How do I vote my shares?” in the proxy statement for detailed voting instructions. If you vote via the Internet, by telephone or plan to vote online at the annual meeting of stockholders, you do not need to mail in a proxy card.

By Order of the Board of Directors,

Benjamin A. Winter
Corporate Secretary
March 16, 2022

Proxy Summary

This summary highlights selected information provided in more detail throughout this proxy statement. This summary does not contain all the information you should consider before voting. Please read the complete proxy statement and our annual report carefully before casting your vote.

Meeting Information

▶	Date and Time: April 29, 2022, 9 a.m. ET

▶	Virtual Meeting: www.virtualshareholdermeeting.com/LDOS2022

▶	Record Date: March 9, 2022

How to Vote

VIA THE INTERNET (BEFORE THE MEETING)

Go to www.proxyvote.com or scan the QR code on your proxy and voting instruction card with a smartphone or tablet. You will need the control number printed on your notice, proxy card or voting instruction form.

BY MAIL If you received a paper copy of the proxy materials, sign, date and return your proxy card or voting instruction form in the enclosed postage-paid envelope.

VIA THE INTERNET (AT THE MEETING) To vote at the meeting, visit www.virtualshareholdermeeting.com/LDOS2022.	BY TELEPHONE Call 1-800-690-6903. You will need the control number printed on your proxy card or voting instruction form.

Voting Items and Recommendations

Proposal	Board Recommendation	Additional Information

Election of Directors	FOR each nominee	See pages 1 through 7 for more information on our nominees

Advisory Vote on Executive Compensation	FOR	See page 23 for details

Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	See page 51 for details

Corporate Governance Highlights

Leidos recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. We believe that strong corporate governance is critical to achieving our mission and long-term stockholder value. The following table highlights certain of our corporate governance practices and policies:

▶	Independent Lead Director with robust and well-defined responsibilities

▶	Executive session during every Board meeting led by the Independent Lead Director without management present

▶	No supermajority stockholder voting requirements in our charter or bylaws

▶	Proxy access right for stockholders

▶	Annual election of all directors

▶	Majority voting with resignation policy for directors in uncontested elections

▶	Annual Board and Committee evaluations, periodic, third-party facilitated evaluations
▶	Risk oversight by Board and Committees

▶	Independent directors focus on executive succession planning

▶	Independent Committee chairs

▶	Annual advisory vote on executive compensation

▶	Meaningful stock ownership requirements for directors and executives

▶	Robust board refreshment process, including a focus on skills, diversity and ethics

▶	Annual review of Committee charters and Corporate Governance Guidelines

2022 Proxy Statement    |    i

Board Composition Overview

Each year, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue to oversee the success of our business and advance stockholders’ interests.

In addition, the Corporate Governance and Ethics Committee will consider candidates with a diversity of race, ethnicity and/or gender, and will ensure that such candidates are included in each pool from which Board nominees are chosen. For additional information regarding our director nominees and our criteria for Board membership, see “Nominees for Election to the Board of Directors” on page 1 and “Criteria for Board Membership” on page 9.

Board Skills and Experience

Our directors collaboratively contribute significant experience in areas that are relevant for appropriate oversight of our business and strategy. For additional information regarding our director nominees’ experience, see “Nominees for Election to the Board of Directors” on page 1.

▶	Senior Leadership Experience

▶	Financial Expertise

▶	Innovation and Technology Expertise

▶	International Business Experience
▶	Public Company Experience

▶	Government and Military Expertise

▶	Risk Management Experience

▶	Human Capital Management Expertise

Executive Compensation Highlights

Our compensation programs seek to closely align the interests of our named executive officers with the interests of our stockholders. To achieve this goal, our programs are designed to:

▶

Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;

▶	Target total direct compensation at approximately the median among companies with which we compete for executive talent;

▶	Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct;

▶	Require our executives to own a significant amount of our stock;

▶	Avoid incentives that encourage unnecessary or excessive risk-taking; and

▶	Compete effectively for talented executives who will contribute to our long-term success.

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The following table summarizes certain highlights of our executive compensation practices and policies:

What We Do

▶	Use predominantly equity-based pay

▶	Use rigorous goal setting aligned with pre-established targets

▶	Use “clawback” provisions to promote accountability

▶	Use balanced performance metrics that consider absolute and relative performance

▶	Conduct annual compensation review and risk assessment

▶	Use meaningful equity ownership guidelines

▶	Retain an independent compensation consultant

What We Don’t Do

▶	No excessive perquisites

▶	No “golden parachutes”

▶	No “single-trigger” severance benefits or accelerated vesting of equity upon a change in control

▶	No multiyear guaranteed incentive awards for senior executives

▶	No excise tax “gross-ups” upon a change in control

▶	No discounting, reloading or repricing of stock options without stockholder approval

For additional information regarding our compensation programs and decisions for the fiscal year ended December 31, 2021, or fiscal 2021, see “Compensation Discussion and Analysis” on page 24.

Environmental, Social and Governance (“ESG”) Highlights

We believe that Leidos’ environmental, social and governance efforts are deeply tied to our mission of making the world safer, healthier and more efficient. In 2021, Leidos took significant steps to further advance its sustainability goals by launching the “Next Level Leidos” initiative, which establishes the Company’s ESG goals for 2030. In establishing Next Level Leidos, we partnered with key stakeholders, conducted an assessment and developed a new approach to our ESG initiatives. Our strategy is focused on further cultivating inclusion, advancing environmental sustainability and promoting healthier lives for our employees and communities. For additional information regarding the Board’s role in oversight of our ESG programs and initiatives, see “Environmental, Social and Governance (“ESG”) Oversight “ beginning on page 12.

Awards and Recognition

In 2021, our ESG practices continue to be recognized by a wide range of organizations and publications:

▶	Best Places to Work for LGBTQ Equality from the Human Rights Campaign (100% rating)

▶	World’s Most Ethical Companies Honoree from Ethisphere (four consecutive years)

▶	Gold Medallion from the U.S. Labor Department HIRE Vets program

▶	Best of the Best on U.S. Veteran Magazine’s Top Veteran-Friendly Companies

▶	Best Places to Work for Disability Inclusion from the Disability Equality Index (100% score)

▶	Leading Disability Employer Seal from the National Organization on Disability

▶	Silver Award from Military Friendly Employers
▶	#3 on Military Friendly’s Supplier Diversity Program ($5 billion & over)

▶	#5 on Fortune’s World’s Most Admired Companies (IT services)

▶	#18 on Career Communication Group’s Top Supporters of HBCU Engineering Schools

▶	#34 on Military Times’ Best for Vets Employers

▶	#34 on Careers & The Disabled Magazine’s Top 50 Employers

▶	#82 on Forbes’ World’s Top Female-Friendly Companies

▶	#90 on Forbes’ America’s Best Employers for Veterans

2022 Proxy Statement    |    iii

LEIDOS HOLDINGS, INC.

Proxy Statement

Proposal 1 — Election of Directors

At the annual meeting, stockholders will vote on the election of twelve directors to serve for one-year terms to hold such positions until their successors are elected and qualified unless any such director resigns or is removed prior to the end of such term. All nominees have been nominated by the Board of Directors (the “Board”) based on the recommendation of the Corporate Governance and Ethics Committee. Each nominee has consented to be named in this proxy statement and to serve if elected.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR each nominee.

Majority Voting Standard in Uncontested Director Elections

We have adopted majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. Abstentions are not counted as votes cast. As provided in our bylaws, a “contested election” is one in which the number of nominees exceeds the number of directors to be elected. The election of directors at the 2022 annual meeting is uncontested.

If an incumbent director receives more “against” than “for” votes, then such director is expected to offer to resign, effective upon the Board’s acceptance, in accordance with our Corporate Governance Guidelines. The Corporate Governance and Ethics Committee will consider the tendered resignation and recommend to the Board the action to be taken. The Board will consider the Committee’s recommendation and disclose its decision as to whether to accept or reject the tendered resignation in a press release, Current Report on Form 8-K or some other public announcement.

Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed in the proxy. In the absence of specific instructions, the shares represented by properly executed, timely received and unrevoked proxies will be voted “for” each nominee. If any of the nominees listed below become unable to stand for election at the annual meeting, the proxy holders intend to vote for any person designated by the Board to replace the nominee unable to serve, or the Board may reduce its size.

Nominees for Election to the Board of Directors

Set forth below is a brief biography of each nominee for election as a director and a discussion of the specific experience, qualifications, attributes or skills that led to the Board’s conclusion that the nominee should serve as a director of our company. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending to stockholders a group of nominees with complementary skills and a diverse mix of backgrounds, perspectives and expertise beneficial to the broad business diversity of our company. Our board membership criteria and director nomination process are described in the “Corporate Governance” section of this proxy statement.

2022 Proxy Statement    |    1

Proposal 1 — Election of Directors

GREGORY R. DAHLBERG Director Since 2016 Age: 70 Leidos Committees: Audit & Finance Human Resources & Compensation

Mr. Dahlberg has nearly 40 years of experience in federal budgeting, congressional legislation, executive management and military affairs with congressional committees, federal agencies, and private industry. As Lockheed Martin Corporation’s Senior Vice President for Washington Operations between 2009 and 2015, he was responsible for devising and implementing advocacy, marketing, and legislative strategies for the corporation’s largest programs and for directing the Corporation’s liaison activities with Congress, the White House, federal departments, industry associations, state governments and foreign embassies. Mr. Dahlberg also served for over 20 years as a senior House Appropriations Committee staff member, including seven years as Minority Staff Director of the House Appropriations Defense Subcommittee with jurisdiction over programs of the Department of Defense and intelligence agencies. Mr. Dahlberg also was confirmed as the 26th Under Secretary of the Army, serving as the principal advisor to the Secretary of the Army on all matters related to management and operation of the United States Army, including programming and budgeting, weapons systems, manpower, personnel, reserve affairs, installations and logistics. He was appointed Acting Secretary of the Army in early 2001.

Mr. Dahlberg’s executive management background in government and industry and his expertise in federal budgeting and congressional affairs provide the Board with experience that is highly relevant and valuable to our business as a government contractor.

DAVID G. FUBINI Director Since 2013 Age: 68 Leidos Committees: Human Resources & Compensation Corporate Governance & Ethics	Current Public Company Directorships Bain Capital Specialty Finance, Inc.

Mr. Fubini is a Senior Lecturer at Harvard Business School and a Director Emeritus at McKinsey & Company, a global management consulting company. Previously, he was a Senior Director of McKinsey, where he worked for over 33 years. He was McKinsey’s Managing Director of the Boston Office, the past leader of the North American Organization Practice and the founder and leader of the Firm’s Worldwide Merger Integration Practice.

Mr. Fubini’s expertise in architecting and executing organizational transformations, his extensive involvement in a wide array of corporate transactions and his executive management experience at McKinsey offer valuable insights to our Board.

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Proposal 1 — Election of Directors

MIRIAM E. JOHN Director Since 2007 Age: 73 Leidos Committees: Corporate Governance & Ethics Technology & Information Security (Chair)

Dr. John retired from Sandia National Laboratories, a science and engineering laboratory, after serving since 1982 in a number of managerial and technical roles, most recently of which was as Vice President of Sandia’s California Division. Dr. John has been a long-time member of the Department of Defense’s Defense Science Board. She is the past chair of the National Academies’ Naval Studies Board and a member of its Intelligence Community Studies Board and has served on the Board on Chemical Sciences and Technology and the Board on Army Science and Technology. She also serves on the boards of a number of federally funded national security laboratories, including MIT Lincoln Lab and Lawrence Livermore National Laboratory. She is a Senior Fellow and past Chair of the California Council on Science and Technology. She has also been elected a National Associate of the National Academies and is the recipient of the Department of Defense’s prestigious Eugene G. Fubini Award and the Navy’s Superior Public Service Award for her advisory contributions.

Dr. John is a highly respected scientist, speaker and consultant on both technical and leadership topics. She brings to our Board her diverse experience managing multi-disciplinary science and engineering organizations supporting national security, energy and defense. Our Board believes that Dr. John’s scientific background and leadership experience enable her to provide critical perspectives on technical, cybersecurity, national security and organizational issues important to our business.

ROBERT C. KOVARIK, JR. Director Since 2018 Age: 72 Leidos Committees: Audit & Finance (Chair) Human Resources & Compensation

Mr. Kovarik has held various leadership positions at companies and globally recognized accounting and consulting firms. Mr. Kovarik served on the CareFirst, Inc. Board of Trustees from 2014 to 2021, as the Chair of its Investment and Finance Committee and as a member of its Audit and Compliance Committee. He also served as a member of the Alliance Bankshares Corporation Board of Directors from 2011 to 2012, where he served as its Audit Committee Chair. Mr. Kovarik served as a partner at Ernst & Young LLP from 2002 to 2008, and was part of the E&Y National Professional Practice group from 2005 to 2008, serving as a practice director for the Mid-Atlantic Area. From 2002 to 2005, Mr. Kovarik was an engagement partner for a wide range of corporate clients operating in both the government services and commercial markets. Prior to Ernst & Young, Mr. Kovarik was with Arthur Andersen, LLP for over 25 years. At Andersen he held a variety of leadership positions and served as engagement partner for many large public and private companies with operations in the United States and around the world. Mr. Kovarik has served as an adjunct professor at both the University of Maryland and the University of Virginia.

Mr. Kovarik’s broad experience advising government and commercial clients, and his financial and accounting expertise, are important to our Board in fulfilling its oversight responsibilities. Mr. Kovarik is an “audit committee financial expert,” as defined by SEC rules.

2022 Proxy Statement    |    3

Proposal 1 — Election of Directors

HARRY M.J. KRAEMER, JR. Director Since 1997 Age: 67 Leidos Committees: Audit & Finance Corporate Governance & Ethics	Current Public Company Directorships Dentsply Sirona Inc. Option Care Health, Inc. Former Directorships During Past 5 Years VWR Corporation

Mr. Kraemer has been an executive partner of Madison Dearborn Partners, LLC, a private equity investment firm, since April 2005, and has served as a professor at the Kellogg School of Management at Northwestern University since January 2005. Mr. Kraemer previously served as the Chairman of Baxter International, Inc., a healthcare products, systems and services company, from 2000 until 2004, as Chief Executive Officer of Baxter from 1999 until 2004, and as President of Baxter from 1997 until 2004. Mr. Kraemer also served as the Senior Vice President and Chief Financial Officer of Baxter from 1993 to 1997.

Mr. Kraemer brings comprehensive executive management experience to our Board as a former Chairman, Chief Executive Officer and Chief Financial Officer of a major global corporation. His investment and health expertise, background in commercial and international business, qualification as an “audit committee financial expert” as defined by SEC rules, and thought leadership as a distinguished educator at a leading business school provide valuable contributions to our Board.

ROGER A. KRONE Chair of the Board and Chief Executive Officer Director Since 2014 Age: 65 Leidos Committees: Technology & Information Security	Current Public Company Directorships Lear Corporation Former Directorships During Past 5 Years BorgWarner Inc.

Mr. Krone has served as our Chief Executive Officer since July 2014 and as the Chair of the Board since March 2015. Prior to his appointment as our Chief Executive Officer, Mr. Krone served as President of Network and Space Systems for The Boeing Company since 2006. Mr. Krone previously held various senior program management and finance positions at Boeing, McDonnell Douglas Corp. and General Dynamics. Mr. Krone is also a certified public accountant (inactive).

Mr. Krone’s in-depth knowledge of our industry gained by decades of experience in a variety of roles at leading companies provides valuable insights and leadership for our Board. In addition, our Board believes that the Chief Executive Officer should serve on the Board to help communicate the Board’s priorities to management and management’s perspective to the Board.

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Proposal 1 — Election of Directors

GARY S. MAY Director Since 2015 Age: 57 Leidos Committees: Human Resources & Compensation Technology & Information Security

Dr. May has served as the 7th Chancellor of the University of California at Davis since August 2017. He previously served as the Dean of the College of Engineering at the Georgia Institute of Technology from 2011 to 2017. Prior to this, Dr. May served as the Chair of the School of Electrical and Computer Engineering from 2005 to 2011 and was the executive assistant to Georgia Tech President G. Wayne Clough from 2002 to 2005. Dr. May was a National Science Foundation graduate fellow and an AT&T Bell Laboratories graduate fellow and worked as a member of the technical staff at AT&T Bell Laboratories. He is a former member of the National Advisory Board of the National Society of Black Engineers.

Dr. May is a distinguished researcher in the field of computer-aided manufacturing of integrated circuits (IC). He has authored over 200 articles and technical presentations in the area of IC computer-aided manufacturing and has been honored with numerous awards and distinctions for his work. As an accomplished engineer with leadership experience at a prominent academic institution and expertise in areas relevant to our business, including technology and cybersecurity, Dr. May provides special insight and perspectives that the Board views as important to us as a leading science and technology company.

SURYA N. MOHAPATRA Director Since 2016 Age: 72 Leidos Committees: Human Resources & Compensation Technology & Information Security	Current Public Company Directorships Xylem Inc.

Dr. Mohapatra has held senior leadership positions in the health care industry for more than 30 years, most recently as the Chairman, President and Chief Executive Officer of Quest Diagnostics Incorporated, a leading provider of diagnostic testing, information and services where he had been a senior executive since 1999. Dr. Mohapatra is a past board member of the ITT Corporation and is currently a member of the board of Xylem Inc., a leading global water technology and transport company. He is also a Trustee of The Rockefeller University and an Executive in Residence at the Columbia Business School.

Dr. Mohapatra’s extensive executive leadership experience in the health care industry, his service on other major public company boards and experience in technology and cybersecurity provide valuable perspectives to our Board.

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Proposal 1 — Election of Directors

PATRICK M. SHANAHAN Director Since 2022 (new nominee) Age: 59 Leidos Committees: Corporate Governance & Ethics Technology & Information Security	Current Public Company Directorships Spirit AeroSystems Holdings, Inc. Zanite Acquisition Corp.

Mr. Shanahan served as the 33rd Deputy Secretary of Defense. He served as Acting Secretary of Defense from January 1, 2019 to June 23, 2019. Mr. Shanahan helped lead the development of several key Department of Defense policies and strategies. Mr. Shanahan also championed several digital and technological advancements for the Department, including modernization in cybersecurity, artificial intelligence, cloud computing and command, control and communication. In June 2018, Mr. Shanahan established the Joint Artificial Intelligence Center and published the Department’s Artificial intelligence Strategy. Mr. Shanahan was previously at The Boeing Company, where he served for over 30 years in various senior roles, including as Senior Vice President, Supply Chain & Operations, Senior Vice President of Commercial Airplane Programs, Vice President and General Manager of the 787 Dreamliner, Vice President and General Manager of Boeing Missile Defense Systems and Vice President and General Manager of Boeing Rotorcraft Systems.

Mr. Shanahan’s extensive experience as a senior leader in government, strategic planning background, extensive and in-depth knowledge of our industry, deep operational experience in aerospace and defense, significant public company board experience and broad expertise in cybersecurity, information technology, artificial intelligence, cyber operations and global security issues provide our Board with unique insights into key areas of our business as a provider of services and solutions to U.S. government customers, as well as international governments and broader commercial markets.

ROBERT S. SHAPARD Lead Director Director Since 2013 Age: 66 Leidos Committees: Audit & Finance Corporate Governance & Ethics (Chair)	Current Public Company Directorships NACCO Industries, Inc.

Mr. Shapard currently serves as Chairman of the board of directors of Oncor Electric Delivery Company LLC, where he also served as Chief Executive Officer from April 2007 until March 2018. He previously served as a strategic advisor to Oncor, helping to implement and execute growth and development strategies. Between March and October 2005, he served as Chief Financial Officer of Tenet Healthcare Corporation, one of the largest for-profit hospital groups in the United States, and was Executive Vice President and Chief Financial Officer of Exelon Corporation, a large electricity generator and utility operator, from 2002 to February 2005. Before joining Exelon, Mr. Shapard was Executive Vice President and Chief Financial Officer of Ultramar Diamond Shamrock, a North American refining and marketing company. Previously, from 1998 to 2000, Mr. Shapard was CEO and managing director of TXU Australia Pty. Ltd., a subsidiary of the former TXU Corp., which owned and operated electric generation, wholesale trading, retail, and electric and gas regulated utility businesses.

As an experienced executive in the energy industry, Mr. Shapard brings to our Board a unique perspective on issues that are important to our business. In addition, his previous experience as a Chief Financial Officer provides expertise critical to his role as a member on our Board’s Audit & Finance Committee. He is an “audit committee financial expert,” as defined by SEC rules.

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Proposal 1 — Election of Directors

SUSAN M. STALNECKER Director Since 2016 Age: 69 Leidos Committees: Audit & Finance Technology & Information Security	Current Public Company Directorships Bioventus Inc. The Macquarie Optimum Funds

Ms. Stalnecker was employed by E.I. du Pont de Nemours & Co. (currently DuPont de Nemours, Inc.) from 1977 to 2016, serving in numerous senior roles during her tenure, including ten years as Vice President and Treasurer and most recently as Vice President, Corporate Productivity and Hospitality. Ms. Stalnecker previously served on the board of directors of PPL Corporation, a public holding company of PPL Electric Utilities Corporation, from December 2001 to January 2009, and on the board of trustees of Duke University from 2003 to 2015. She currently serves on the board of directors of Bioventus Inc., where she is also the chair of the Audit and Risk Committee. In addition, Ms. Stalnecker serves on the board of directors of The Macquarie Optimum Funds, where she is the chair of the Audit Committee, and on the board of directors of the Duke University Health System, Inc., where she is chair of the Audit and Compliance Committee. She is also a Senior Adviser to the Boston Consulting Group, specializing in restructuring, finance transactions, activism and executive coaching.

Ms. Stalnecker brings to our Board diverse business experience, including financial acumen important to our Board’s Audit & Finance Committee. She is an “audit committee financial expert,” as defined by SEC rules.

NOEL B. WILLIAMS Director Since 2013 Age: 67 Leidos Committees Corporate Governance & Ethics Human Resources & Compensation (Chair)

Ms. Williams is the retired President of HCA Information Technology & Services, Inc., a wholly-owned subsidiary of Nashville-based Hospital Corporation of America. Ms. Williams has over 35 years of experience in healthcare IT. She spent 30 years in HCA’s Information Service Department in a variety of positions. Ms. Williams has previously served on the boards of Franklin Road Academy, the United Way of Middle Tennessee, The Nashville Alliance for Public Education, the National Alliance for Health Information Technology (NAHIT), The HCA Foundation and the American Hospital Association Working Group for Health IT Standards. Ms. Williams is an emeritus member of the Vanderbilt University School of Engineering Committee of Visitors and a member of the Leadership Nashville class of 2010. She also served as an adjunct professor in the Owen School of Management of Vanderbilt University for several years.

Ms. Williams brings to our Board extensive leadership experience in healthcare information technology. She provides insights and perspectives that our Board views as important to us as a provider of information technology services and solutions.

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Corporate Governance Guidelines

Our Board recognizes the importance of strong corporate governance to address the interests of our stockholders, employees, customers, supplier partners and other stakeholders. As a result, our Board has adopted Corporate Governance Guidelines which, together with our certificate of incorporation, bylaws, committee charters and other key governance practices and policies, provide the framework for our corporate governance. Our Corporate Governance Guidelines cover a wide range of subjects, including criteria for determining the independence and qualification of our directors. These guidelines are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Corporate Governance.” In addition, the Board recognizes that observing good corporate governance practices is an ongoing responsibility. The Corporate Governance and Ethics Committee regularly reviews corporate governance developments and recommends revisions to these Corporate Governance Guidelines and other corporate governance documents as necessary to promote our stockholders’ best interests and to support our compliance with all applicable laws, regulations and stock exchange requirements.

Codes of Conduct

All of our employees, including our executive officers, are required to comply with our Code of Conduct, which describes our standards for protecting company and customer assets, fostering a safe and healthy work environment, dealing fairly with customers and others, conducting international business properly, reporting misconduct and protecting employees from retaliation. This code forms the foundation of our corporate policies and procedures designed to promote ethical behavior in all aspects of our business.

Our directors are required to comply with our Code of Business Conduct of the Board of Directors, which describes areas of ethical risk, provides guidance to directors and helps foster a culture of honesty and accountability. This code addresses areas of professional conduct relating to service on our Board, including conflicts of interest, protection of confidential information, fair dealing and compliance with all applicable laws and regulations.

These documents are available on our website at www.leidos.com by clicking on the links entitled “Investors” followed by “Corporate Governance.” We intend to post on our website any material changes to or waivers from our Code of Conduct and Code of Business Conduct of the Board of Directors.

Director Independence

The Board annually determines the independence of each of our directors and nominees in accordance with the Corporate Governance Guidelines. These guidelines provide that “independent” directors are independent of management and free from any relationship that, in the judgment of the Board, would interfere with their exercise of independent judgment. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization with which we have a relationship). The Board has established independence standards set forth in the Corporate Governance Guidelines that include all elements of independence required by the listing standards of the New York Stock Exchange, or NYSE.

All members of the Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees must be independent directors as defined by the Corporate Governance Guidelines. Members of the Audit and Finance Committee and the Human Resources and Compensation Committee must also satisfy separate independence requirements, which require that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their directors’ compensation or be an affiliated person of ours or any of our subsidiaries.

Each year, our directors are obligated to complete a questionnaire that requires them to disclose any transactions with us in which the director or any member of such director’s immediate family might have a direct or potential conflict of interest. We also conduct internal diligence on our businesses related to transactions, relationships or arrangements between Leidos and our directors. Based on its review of an analysis of this information, the Board determined that Mr. Dahlberg, Mr. Fubini, Dr. John, Mr. Kovarik, Mr. Kraemer, Dr. May, Dr. Mohapatra, Mr. Shanahan, Mr. Shapard, Ms. Stalnecker and Ms. Williams are independent under its guidelines and free from any relationship that would interfere with the exercise of their independent judgment. Mr. Krone was not deemed independent because of his role as our Chief Executive Officer.

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The Board has also determined that our former director Frank Kendall III was independent under those standards during the period in 2021 that he served on the Board. Mr. Kendall resigned from the Board effective July  27, 2021, following his confirmation to serve as the United States Secretary of the Air Force.

Criteria for Board Membership

To fulfill its responsibility to identify and recommend to the full Board nominees for election as directors, the Corporate Governance and Ethics Committee reviews the composition of the Board to assess the qualifications and areas of expertise needed in directors to further enhance the Board’s exercise of its duties. In evaluating potential nominees, the Committee and the Board consider each individual in the context of the Board as a whole, with the objective of recommending to stockholders a slate of individual director nominees that can best continue the success of our business and advance stockholders’ interests. In evaluating the suitability of individual nominees, the Corporate Governance and Ethics Committee and the Board consider many factors, including:

▶	Expertise and involvement in areas relevant to our business such as defense, intelligence, science, healthcare, technology, finance, government or commercial and international business;

▶	Interpersonal skills, substantial personal accomplishments and diversity as to race, gender identity, age, race, ethnic background, sexual orientation, culture and experience;

▶	Commitment to business ethics, professional reputation, independence and understanding of the responsibilities of a director and the governance processes of a public company;

▶	Demonstrated leadership, with the ability to exercise sound judgment informed by a diversity of experience and perspectives; and

▶

Benefits from the continuing service of qualified incumbent directors in promoting stability and continuity, contributing to the Board’s ability to work together as a collective body and giving Leidos the benefit of experience and insight that its directors have accumulated during their tenure.

Limitations on Other Board Service

The Corporate Governance and Ethics Committee reviews the director selection process annually. The Board expects a high level of commitment from its members and will review a candidate’s other commitments and service on other boards to ensure that the candidate has sufficient time to devote to us. The Committee has adopted policies so that the independent directors may not serve on the boards of directors of more than three other publicly-traded companies. Employee directors may not serve on the board of more than one other public company and any board membership of employee directors must be approved in advance by the Chief Executive Officer, the Chair of the Board or the Independent Lead Director, as appropriate. We expect our directors to advise the Chair of the Corporate Governance and Ethics Committee and the Chair of the Board before accepting a membership on other boards of directors, accepting membership on any audit committee or other significant committee assignment (such as a lead or presiding director role) on any other board of directors, or establishing or materially changing other significant relationships with businesses, institutions, governmental units or regulatory entities that may result in significant time commitments or a change in the director’s relationship to the Company. Moreover, directors are expected to act ethically at all times and adhere to our Code of Business Conduct of the Board of Directors.

Director Nomination Process

The Corporate Governance and Ethics Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Committee regularly assesses the Board’s current and projected strengths and needs by, among other things, reviewing the Board’s current profile, the criteria for board membership described in this proxy under the caption “Corporate Governance—Criteria for Board Membership” and our current and future needs.

When vacancies on the Board are anticipated or otherwise arise, the Committee prepares a target candidate profile and develops an initial list of director candidates identified by the current members of the Board, business contacts, community leaders and members of management. The Committee will consider candidates with a diversity of race, ethnicity and/or gender and will ensure that such candidates are included in each pool from which Board nominees are chosen. The Committee may also retain a professional search firm to assist in developing a list of qualified candidates. The Corporate Governance and Ethics Committee would also consider any stockholder recommendations for director nominees that are

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properly received. The Committee screens and evaluates the resulting slate of director candidates to identify those individuals who best fit the target candidate profile and Board membership criteria and provides the Board with its recommendations. The Board then considers the recommendations and votes on whether to nominate the director candidate for election by the stockholders at the annual meeting or appoint the director candidate to fill a vacancy on the Board. Each nominee is a current Board member who was elected by stockholders at the 2021 annual stockholder meeting, except for Mr. Shanahan, who was appointed to the Board in February 2022 and was recommended to the Corporate Governance and Ethics Committee by a third-party director search firm.

Stockholder Recommendations and Nominations of Director Candidates

The Corporate Governance and Ethics Committee considers stockholder recommendations for candidates for the Board of Directors using the same criteria described above under “Corporate Governance — Criteria for Board Membership.” The name of any recommended candidate for director, together with a brief biographical sketch, a document indicating the candidate’s willingness to serve if elected, and a description of any ownership of shares of our common stock must be sent to: Leidos Holdings, Inc., Office of the Corporate Secretary, 1750 Presidents Street, Reston, Virginia 20190. Any stockholder may also nominate a person for election as a director by complying with the procedures set forth in our bylaws.

Retirement Age and Board Refreshment

The Board recognizes the importance of periodic board refreshment and maintaining an appropriate balance of tenure, experience, and perspectives on the Board. The Board values the contributions of both newer perspectives as well as directors who have developed extensive experience and insight into the Company during their service on the Board. Accordingly, the Board has established a retirement age for independent directors of 75 and has not granted any exemptions or waivers to this policy. The Board believes that the evaluation and nomination processes will ensure that the Company has a properly constituted and functioning Board and considers at least annually upcoming retirements, the average tenure and overall mix of individual director tenures of the Board, the overall mix of the diverse skills, knowledge, experience, and perspectives of directors, each individual director’s performance and contributions to the work of the Board and its committees, along with other factors the Board deems appropriate as part of board succession planning and the nomination of directors.

Annual Board and Committee Evaluation Process

The Board believes that establishing and maintaining a robust evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Corporate Governance and Ethics Committee annually evaluates the performance of the Board and its committees. This process is supported by written questionnaires used to facilitate the assessments, which are reviewed annually to reflect areas of focus as the Committee determines appropriate, and include topics such as:

▶ Board’s Performance	▶ Duties and Responsibilities

▶ Board Composition, Skills, and Diversity	▶ Processes and Resources

▶ Board and Committee Meetings and Structure	▶ Areas of Focus

▶ Management Relations	▶ Culture

▶ Risk Oversight by Board and Committees

For fiscal 2021, the evaluation included utilizing a third-party facilitator to undertake an in-depth study of its own effectiveness to continuously improve governance and support the Company’s performance. The evaluation process sought direct feedback from each director and senior members of management, and the results were reported to and discussed with the Board. The report includes an assessment of the Board’s strengths and areas of opportunities, including a discussion regarding the Board’s composition, structure and oversight duties.

Board Leadership Structure

The Board is currently led by Roger A. Krone as Chair and Chief Executive Officer and Robert S. Shapard as Independent Lead Director. Our Board believes that it is in the best interests of stockholders for the Board to have the flexibility to

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determine the most qualified and appropriate individual to serve as Chair of the Board, whether that person is an independent director or the Chief Executive Officer. We believe that our Board leadership structure provides for an effective governance framework and allows us to benefit from Mr. Krone’s talent, knowledge, and leadership as Chief Executive Officer to efficiently lead our Board. We also maintain strong independent and effective oversight of our business through our Independent Lead Director, independent Board committee chairs, experienced and committed directors and frequent executive sessions without management in attendance. Our Board believes that these factors, taken together, provide for objective, independent Board leadership, effective engagement with and oversight of management, and a voice that is independent from management and accountable to stockholders and other stakeholders.

The Board selects the Chair annually and may decide to separate or combine the roles of Chair of the Board and Chief Executive Officer, if appropriate, at any time in the future. In cases where the Board determines it is in the best interests of our stockholders to combine the positions of Chair and Chief Executive Officer, the Corporate Governance and Ethics Committee nominates an independent director to serve as “Independent Lead Director,” who then must be approved by at least a majority of the independent directors.

Our Lead Director is empowered with, and exercises robust, well-defined duties, which include:

▶	Reviewing and approving meeting agendas and the annual schedule of meetings;

▶	Providing input to the Chair on the quantity, quality and timeliness of information provided to the Board;

▶	Calling and chairing all meetings of the independent directors and apprising the Chair of the issues considered, as appropriate;

▶	Presiding, in the Chair’s absence, at Board meetings and the annual meeting of stockholders;

▶	Helping the Chair facilitate full and candid Board discussions, ensuring all directors express their views on key Board matters and assisting the Board in achieving a consensus;

▶	Being authorized to attend all committee meetings, as appropriate;

▶	Serving as the liaison between the independent directors and the Chair and Chief Executive Officer;

▶	Being available for consultation and direct communication with significant stockholders and other key stakeholders, if requested;

▶	Collaborating with the Human Resources and Compensation Committee on the annual performance evaluation of the Chief Executive Officer;

▶	Collaborating with the Corporate Governance and Ethics Committee on the performance and structure of the Board and its committees, including the performance of individual directors;

▶	On behalf of the independent directors, retaining such counsel or other advisors as they deem appropriate in the conduct of their duties and responsibilities; and

▶	Performing such other duties as the Board may determine from time to time.

Our Board is committed to strong corporate governance and believes that Board independence and oversight of management are effectively maintained through the Board’s current composition, committee structure and the independent Lead Director position. The Board’s Audit and Finance, Human Resources and Compensation and Corporate Governance and Ethics Committees are each comprised entirely of independent directors.

Director Orientation and Continuing Education

Our directors are expected to keep current on issues affecting Leidos and our industry and on developments with respect to their general responsibilities as directors. In addition, the Board encourages directors to participate annually in continuing director education programs, and the Company reimburses directors for their expenses associated with this participation. Continuing director education is also provided during Board meetings and other Board discussions and as stand-alone information sessions outside of meetings. We also conduct orientation programs to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing Leidos and industry knowledge to optimize their service on the Board. Directors have access to additional orientation and educational opportunities upon acceptance of new or additional responsibilities on the Board and in committees.

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The Board’s Role in Corporate Oversight

Risk Oversight

As part of its oversight function, the Board and its committees monitor risk as part of their regular deliberations throughout the year. When granting authority to management, approving strategies, making decisions and receiving management reports, the Board considers, among other things, the risks facing the Company. The Board also oversees risk in particular areas through its committee structure:

▶

The Audit and Finance Committee evaluates the Company’s guidelines and policies regarding risk assessment and risk management, including risks related to internal control over financial reporting, the Company’s major financial risk exposures, including financial, capital investment and insurance risks, and the steps management has taken to monitor and control such exposures.

▶	The Human Resources and Compensation Committee evaluates risks potentially arising from the company’s human resources and compensation policies and practices.

▶	The Corporate Governance and Ethics Committee oversees risks associated with governance and other ESG risks, including unethical conduct and political, social, environmental and reputational risks.

▶

The Technology and Information Security Committee assists the Board in overseeing the company’s risk posture as it relates to technology development and application activities and information security and related exposures.

The committees coordinate among each other as necessary to support optimal oversight of risks; each Committee reports its activities to the Board and facilitates discussions among directors. Company management also maintains an Enterprise Risk Management Committee, comprised of the Chief Executive Officer and senior executives that, among other things, establishes the overall corporate risk strategy and reviews policies, systems, processes and training with the goal of identifying and addressing appropriate risk matters within the company. This management committee reports regularly to the Audit and Finance Committee and annually to the full Board on its activities and findings, highlighting the key risks we face and management’s actions to address those risks.

Cybersecurity and Related Risks

Information security is critical to maintaining the trust of our customers and business partners, and we are committed to mitigating risks and protecting our data and systems. As a government contractor and a provider of information technology services, we are entrusted with highly sensitive information, and we are continuously exposed to unauthorized attempts to compromise this information through cyberattacks, the risk of insider threats and other information security risks. Management provides our Board and the Technology and Information Security Committee with regular updates about our cybersecurity and related risk exposures, our policies and procedures to mitigate such exposures and the status of projects to strengthen our information security infrastructure and defend against and respond to threats at least quarterly. In addition, we require our employees to take annual training on information security, including cybersecurity and global data privacy requirements and compliance measures. We also conduct periodic internal and third-party assessments to test our cybersecurity controls, perform cyber simulations and annual tabletop exercises, and continually evaluate our privacy notices, policies and procedures regarding our handling and control of personal data and the systems we have in place to help protect us from cybersecurity or personal data breaches. Leidos has rigorous controls in place to monitor personal and confidential information distributed electronically by its employees.

Environmental, Social and Governance (“ESG”) Oversight

Our Board and the Corporate Governance and Ethics Committee regularly review with management ESG issues that may significantly impact our business operations, reputation or relations with employees, customers, supplier partners, stockholders and other stakeholders, at least quarterly. The Board and the Committee are also responsible for reviewing practices and policies in the areas of corporate responsibility, including environmental safety, protection, risk, and other environmental issues that affect the business, operations, performance, business continuity planning, and public image or reputation. The Corporate Governance and Ethics Committee also reviews and recommends policies and procedures to maintain a business environment committed to high standards of ethics, integrity and legal compliance.

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Our Board and the Human Resources and Compensation Committee regularly review with management our diversity and inclusion initiatives, including recruitment, training and development efforts, as well as employee benefits and resources, and discusses metrics relating to such initiatives at least quarterly.

In 2021, the world faced unprecedented challenges, including the evolving COVID-19 pandemic, racial and social injustice and numerous natural disasters, among others. Leidos is guided by a conviction to do what is right every day, especially during challenging times. While navigating these challenges, we prioritize the health and mental well-being of our global workforce, delivering critical environmental and sustainability-driven support to customers, and creating an inclusive environment where employees are respected, valued and heard. We expect our management and employees to share a common understanding of our commitment and, accordingly, have established teams within the enterprise to address our ESG goals. We provide additional details regarding those teams in the sections below.

Transparency and Accountability

The Board believes that transparency and accountability are a critical part of our ESG strategy. Leidos publishes reports annually in accordance with the latest GRI™ Sustainability Reporting Standards and strives for continuous improvement, alignment with industry best practices and leadership in corporate sustainability and responsibility. As a result, the Company periodically re-evaluates and updates its sustainability and corporate responsibility programs and how it shares progress with stakeholders.

▶	In 2019, Leidos produced its first Sustainability Accounting Standards Board (“SASB”) Disclosure Supplement.

▶

In 2021, Leidos released its 12th Annual Report covering the calendar year 2020, integrating its GRI™ Index and SASB Standards into one document to provide a comprehensive view of corporate performance in this area.

▶

In 2021, Leidos partnered with outside experts to conduct a formal ESG assessment, including a stakeholder engagement initiative. This engagement, alongside an analysis of internal and external trends and aligned with business priorities, helped us develop our “Next Level Leidos” ESG Goals. The goals will form the basis of the Company’s Sustainability Management Plan and drive progress in priority areas.

▶	In 2022, for the first time, Leidos published its annual EEO-1 report, which includes information regarding its workforce diversity.

We provide additional information regarding our ESG goals on our corporate website at https://www.leidos.com/company/responsibility-and-sustainability/esg-goals. The reports mentioned above, or any other information from our website, are not part of, or incorporated by reference into this proxy statement. Some of the statements and reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change, and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time and we undertake no obligation to update them, except as required by law.

Environmental Matters

We believe environmental stewardship is a key element of corporate responsibility and contributes to the environmental well-being of our communities. We aim to contribute to our high-performance culture by creating a greener company that is consistent with our corporate values to be a good environmental steward in the communities where we live and work. We are also committed to operating a sustainable business that protects the health and safety of our employees, our communities, our customers and the environment. Through our philanthropic efforts, we strive to create a sustainable future, including working side-by-side with community organizations providing critically important services and opportunities to those most in need.

We have established a management-level Sustainability Working Group (“SWG”), comprised of senior leaders from across the Company, including customer-facing sustainability experts. The SWG is actively engaged in overseeing ESG programs and strengthening ESG practices to support responsible and sustainable growth. The SWG conducts biannual reviews of internal climate-related risk register in accordance with best practices. The SWG also conducts scenario analysis into the Leidos climate-related risk assessment process, conducting a risk review alongside members of the Company’s enterprise risk management team. Climate-related operational opportunities are reviewed biannually and managed by the SWG in parallel with outside experts. Climate-related business opportunities are generally managed by the business lines at least at the business group-level and are reviewed quarterly.

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Operating sustainably also underpins the Leidos mission and helps optimize the Company’s performance. In 2021, Leidos continued to take action to protect the environment, both through the work we do for our customers and the steps taken to reduce our own impacts. In 2010, Leidos pledged to reduce greenhouse gas (“GHG”) emissions by 25% by 2020. As of 2020, Leidos had achieved an absolute reduction of 58% in scope 1 and 2 GHG emissions below 2010 levels, exceeding the legacy target. In 2017, Leidos began measuring scope 3 GHG emissions from employee commuting and business travel to more thoroughly understand our environmental impacts and to identify opportunities to reduce our indirect GHG emissions. Additionally:

▶

In 2021, Leidos was recognized by the global environmental non-profit Carbon Disclosure Project (“CDP”) for its corporate sustainability and emissions management efforts. Leidos has provided disclosures through CDP since 2015.

▶

With more than 45 years of environment, energy and critical infrastructure experience, one of every four Fortune 500® companies is a valued Leidos client. Leidos currently provides $1.2 billion of support to clients across environmental and energy markets, including nine federal agencies and all five U.S. military branches.

▶

During the height of the COVID-19 pandemic, Leidos opened its new LEED-certified Global Headquarters in Reston, Virginia and continued planning for a LEED Silver facility in San Diego, CA. In addition to operating and occupying sustainable facilities, the Company responsibly decommissioned existing buildings by recycling or donating e-Waste, furniture, and supplies. Throughout the pandemic, Leidos coordinated 51 projects that diverted more than 285.2 tons of surplus from landfills and donated more than 233,000 pounds of furniture and supplies to multiple charities from our Reston and Gaithersburg locations.

Social Issues and our Communities

Leidos is committed to actively supporting the communities where our employees live and work through philanthropic efforts, volunteerism, sustainable operations and advancement of equality. We strive to create a sustainable future that includes working side-by-side with community organizations providing critical services and opportunities to those most in need. Our employees are empowered to uphold our values, creating a culture that makes Leidos unique. Below are examples of how Leidos has supported the communities where employees live and work:

▶

Leidos made more than $6.5 million in charitable donations and our employees contributed approximately 24,000 volunteer hours to a wide variety of company-sponsored causes including STEM education, basic needs and wellness, ethics, leadership and support to military and intelligence personnel and their families.

▶

We donated over $300,000 to the U.S. Centers for Disease Control and Prevention Foundation in support of their “All of Us Crush COVID” campaign and partnered with the Equal Justice Initiative, donating $250,000 to support in-school programming to help educate youth on combating racial injustice.

▶

Leidos awarded over $1.8 billion in contracts to small businesses through our Leidos Small Business Program (“LSBP”). LSBP is a proactive program designed to drive the use of specific vendors and suppliers, including minority-owned, women-owned, veteran owned, service disabled veteran owned, historically underutilized businesses and Small Business Administration-defined small business.

Mental Health and Well-Being

In 2020, we introduced our flagship social purpose campaign: Mission for the Mind: Advancing Mental Health Solutions. Leidos is committed to prioritizing the mental health of employees, their families and the broader communities where the Company operates. The program focuses on:

▶	Anti-opioids and substance use disorder prevention;

▶	Anxiety, depression and COVID-19-related impacts; and

▶	Suicide prevent efforts, especially related to veterans and the emerging vulnerable population of healthcare workers.

COVID-19

In response to the evolving COVID-19 crisis, we shifted our business practices, by transitioning to remote work for most employees and prioritizing health and safety. Additionally, we migrated our customers to working remotely, helping to keep their workforce safe and secure and their operations running smoothly in the midst of a global pandemic. Through the end

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of 2021, the Leidos Relief Foundation had distributed more than $2.7 million to hundreds of employees impacted by COVID-19, and our new Pandemic Sick Leave policy provided a safety net for employees suffering from the disease or caring for family members with symptoms.

Diversity and Inclusion

At Leidos, we believe that a focus on inclusion and diversity improves team performance, supports innovative business strategies and drives positive results by advancing our workforce, cultivating an inclusive workplace and advancing our reputation in the marketplace. Our commitment to inclusion and diversity is reflected in the way we engage our people, our customers and our external partnerships through our innovative programs, sponsorships and engagement. “Inclusion” is Leidos’ sixth core value alongside integrity, innovation, agility, collaboration and commitment. We are committed to a culture that fosters a sense of belonging, welcomes all perspectives and contributions and provides equitable access to opportunities and resources for everyone. Inclusion and integrity are intrinsically linked by the responsibility to respect yourself and others.

We maintain the Leidos Enterprise Inclusion Council, which is championed by our director Dr. Gary S. May, in partnership with our Office of Inclusion and Diversity. The council includes employees from across the enterprise nominated by their executive leaders for their passion for advancing diversity and equity in the workplace. This group helps identify and champion innovative actions that create a more inclusive work environment. The council supports initiatives to build a culture that embraces differences in all aspects of diversity, including age, gender, race, ethnicity, sexual orientation, religion, and physical ability. The council’s mission is to promote diversity of thought and perspectives, support initiatives that further advance an inclusive culture and collaborate to address emerging challenges, propose new initiatives and share inclusion best practices across Leidos. We launched several initiatives to enhance a culture of inclusion at Leidos, including:

▶

The Office of Inclusion & Diversity launched a “Courageous Conversations” overview, providing a roadmap for managers to begin an honest and open dialogue on race and social injustice with their teams. The team also published a Courageous Conversations on Race Manager’s Guide.

▶	Organizations across the enterprise hosted formal, open and honest dialogues on race, inequality and inequity and unconscious bias.

▶

We joined the Action for Diversity & Inclusion™ Pledge, a group of more than 1,200 companies committed to advancing diversity and inclusion in the workplace, making it the largest CEO-driven business commitment of its kind within the workplace in the U.S.

▶	We made Inclusive Acumen training mandatory for all employees. We also introduced mandatory Inclusive Leader training.

▶	We expanded our external Diversity Awards Program and launched two new Employee Resource Groups, the Asian Pacific Islander Nations and A4 - Allies and Action for Accessibility and Abilities.

▶

We expanded our Strategic Diversity Outreach to include additional external partnerships with minority-serving institutions, diversity conferences and organizations, and community groups. The program goals include recruiting and retaining talent from underrepresented groups, giving back to underserved communities, and exposing students from underrepresented groups to STEM opportunities.

Board of Directors Meetings

During fiscal 2021, the Board held seven meetings of the entire Board. The independent directors met six times during the year, either in executive session of regular board meetings or in separate meetings. Mr. Shapard, the Independent Lead Director, presides at all executive sessions of our independent directors as provided by our Corporate Governance Guidelines. During fiscal 2021, no director attended fewer than 75% of the aggregate of the meetings of the Board and committees of the Board on which they served. It is our policy to encourage all directors to attend our annual meeting, and all of our then-serving directors attended our 2021 annual meeting.

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Board Committees

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are four standing committees of the Board. Each independent director serves on at least two committees. The key oversight responsibilities of the committees, the current committee memberships, and the number of meetings held during 2021 are described below.

The Board has adopted charters for each of the Audit and Finance Committee, the Corporate Governance and Ethics Committee, the Human Resources and Compensation Committee, and the Technology and Information Security Committee. The charters of these committees are available on our website at www.leidos.com by clicking on the links entitled “Investor Relations,” “Corporate Governance” and then “Board Committees.” You may also obtain printed copies of these charters by writing to our Corporate Secretary at the Company’s headquarters. From time to time, the Board may also establish ad hoc committees to address particular matters. For example, in November 2021, our Board established a special committee of independent directors to oversee an internal investigation, with the assistance of external legal counsel, related to certain conduct that may have violated the Company’s Code of Conduct and potentially applicable laws, including the U.S. Foreign Corrupt Practices Act. This special committee is comprised of Messrs. Kovarik and Shapard (chair) and Ms. Williams, and held seven meetings in 2021.

Listed below are the members of each of the four standing committees as of the date of this proxy statement:

	Audit & Finance	Human Resources & Compensation	Corporate Governance & Ethics	Technology & Information Security

Gregory R. Dahlberg

David G. Fubini

Miriam E. John

Robert C. Kovarik, Jr.

Harry M. J. Kraemer, Jr.

Roger A. Krone

Gary S. May

Surya N. Mohapatra

Patrick M. Shanahan(1)

Robert S. Shapard

Susan M. Stalnecker

Noel B. Williams

(1) Mr. Shanahan was appointed to the Board of Directors on February 11, 2022, effective February 16, 2022.
Committee Chair Audit Committee Financial Expert

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Committee Responsibilities

Following are descriptions of the primary areas of responsibility for each of the four standing committees:

Audit & Finance Committee	Number of Meetings in Last Fiscal Year: 5

▶	Appoints and evaluates independent auditor and pre-approves fees;

▶	Pre-approves audit and permitted non-audit services;

▶	Reviews any audit problems;

▶	Reviews adequacy of internal controls over financial reporting and disclosure controls and procedures;

▶	Reviews and updates the internal audit plan;

▶	Reviews any significant risks and exposures and steps taken to minimize risks;

▶	Reviews quarterly and annual financial statements prior to public release;

▶	Reviews critical accounting policies or changes in accounting policies;

▶	Reviews periodically legal matters that may significantly impact the financial statements; and

▶	Reviews and makes any necessary recommendations to the Board and management concerning:

–	capital structure, including the issuance of equity and debt securities and the incurrence of indebtedness;

–	payment of dividends, stock splits and stock repurchases;

–	financial projections, plans and strategies;

–	general financial planning, cash flow and working capital management, capital budgeting and expenditures;

–	tax planning and compliance;

–	mergers, acquisitions and strategic transactions; and

–	investor relations programs and policies.

Corporate Governance & Ethics Committee	Number of Meetings in Last Fiscal Year: 4

▶	Evaluates, identifies and recommends director nominees;

▶	Reviews the composition and procedures of the Board;

▶	Makes recommendations regarding the size, composition and charters of the Board’s committees;

▶	Reviews and develops long-range plans for CEO and management succession;

▶	Develops a set of corporate governance principles;

▶	Recommends an independent director to serve as non-executive Chair of the Board or as Independent Lead Director;

▶	Reviews policies and practices regarding ethical responsibilities and monitors the effectiveness of our ethics, compliance and training programs;

▶

Reviews our approach to corporate responsibility and public policy, including legislative and regulatory trends and ESG issues that may affect our business operations, reputation or relations with employees, customers, stockholders and other constituents; and

▶	Develops and oversees an annual self-evaluation process of the Board and its committees.

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Corporate Governance

Human Resources & Compensation Committee	Number of Meetings in Last Fiscal Year: 4

▶	Determines CEO compensation and approves compensation of our other executive officers;

▶	Exercises all rights, authority and functions under our stock, retirement and other compensation plans;

▶	Approves non-employee director compensation;

▶	Reviews and approves the annual report on executive compensation for inclusion in our proxy statement;

▶	Reviews compensation risk; and

▶	Periodically reviews our human resources strategy, policies and programs.

Role of Independent Consultant

The Human Resources and Compensation Committee has retained Frederic W. Cook & Co. (“FW Cook”), as its independent compensation consultant to assist the Committee in evaluating executive compensation programs and in setting executive officer compensation. The consultant serves the Committee in an advisory role only and does not decide or approve any compensation actions. The consultant reports directly to the Committee and does not perform any services for management. The consultant’s duties include the following:

▶	Reviewing our total compensation philosophy, compensation peer group, and target competitive positioning for reasonableness and appropriateness;

▶	Reviewing our overall executive compensation program and advising the Committee on evolving best practices;

▶	Providing independent analyses and recommendations to the Committee on executive officers’ compensation and new programs that management submits to the Committee for approval; and

▶	Reviewing the Compensation Discussion and Analysis for our Proxy Statement.

The consultant interacts directly with members of management only on matters under the Committee’s oversight and with the knowledge and permission of the Committee. The Committee has assessed the independence of FW Cook pursuant to applicable SEC and NYSE listing rules and concluded that the firm’s work for the Committee does not raise any conflict of interest.

Technology & Information Security Committee	Number of Meetings in Last Fiscal Year: 4

▶	Reviews our approach to the integration of technology and innovation;

▶	Assesses trends or potential disruptions, including emerging technologies, that may influence our strategy with respect to technology and innovation;

▶	Assists the Board in overseeing risks relating to technology development, information security and the effectiveness of our processes to identify, monitor and mitigate these risks; and

▶	Reviews issues related to our security of enterprise-wide information technology-related risks.

Director Compensation

We use a combination of cash and stock-based incentives to attract and retain qualified candidates to serve as directors. In determining director compensation, we consider the significant amount of time required of our directors in fulfilling their duties, as well as the skill and expertise of our directors. FW Cook provides competitive compensation data and director compensation program recommendations to the Human Resources and Compensation Committee for review to assist in determining its recommendation. The competitive compensation data includes information regarding the compensation (cash, equity and other benefits) of the non-employee directors within our compensation peer group. The Human Resources and Compensation Committee considers this information and recommends to the Board the form and amount of compensation to be provided. The director compensation described below represents the total compensation received by our directors for their service as directors for both Leidos Holdings, Inc. and Leidos, Inc. Annual retainer amounts are prorated based on time served on the Board or in a committee chair role during the year. We also reimburse our directors

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Corporate Governance

for expenses incurred while attending meetings or otherwise performing services as a director. We do not pay separate meeting fees. Our employee director does not receive additional compensation for service as a director.

The following is a summary of our annual compensation program for our non-employee directors, as paid for service in 2021:

Pay Element	Director Compensation	Additional Information

Cash Retainer	▶ $125,000

Equity Retainer	▶ Approximately $160,000; – $110,000 in restricted stock units – $50,000 in stock options	▶ Vesting on the earlier of one year from the date of grant or on the date of the next annual meeting of stockholders following the date of grant

▶ If a non-employee director retires due to our mandatory retirement policy, equity awards continue to vest as scheduled and options remain exercisable for the remainder of the option term

Lead Independent Director Fee	▶ $35,000

Committee Chair Fees	▶ Audit Committee: $25,000
▶ All Other Committees: $15,000

Deferral Plans

Non-employee directors are eligible to defer all or any portion of their cash retainers or certain equity compensation into our Keystaff Deferral Plan or Key Executive Stock Deferral Plan, or both. These plans are described in further detail under the caption “Executive Compensation—Nonqualified Deferred Compensation” below.

Stock Ownership Guidelines and Policies

The Board believes that its members should acquire and hold shares of our stock in an amount that is meaningful and appropriate. To encourage directors to have a material investment in our stock, the Board has adopted stock ownership guidelines that call for directors to hold shares of our stock earned from their service on our Board until attaining stock ownership with a value of at least five times the amount of their annual cash retainer. All of our directors continue to observe this holding requirement. In addition to these ownership guidelines, our directors are also subject to policies that prohibit certain short-term or speculative transactions in our securities that we believe carry a greater risk of liability for insider trading violations or may create an appearance of impropriety. Our policy requires directors to obtain preclearance for all transactions in our securities. In 2021, no directors were granted an exception to these requirements.

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Corporate Governance

The following table sets forth information regarding the compensation paid to our directors for service in fiscal 2021:

Name (1)	Fees earned or paid in cash ($) (2)	Stock awards ($) (3)	Option awards ($) (4)	Total ($)
Gregory R. Dahlberg	125,000	110,030	50,018	285,048
David G. Fubini	125,000	110,030	50,018	285,048
Miriam E. John	140,000	110,030	50,018	300,048
Frank Kendall III(5)	93,750	110,030	50,018	253,798
Robert C. Kovarik, Jr.	150,000	110,030	50,018	310,048
Harry M. J. Kraemer, Jr.	125,000	110,030	50,018	285,048
Gary S. May	125,000	110,030	50,018	285,048
Surya N. Mohapatra	125,000	110,030	50,018	285,048
Robert S. Shapard	175,000	110,030	50,018	335,048
Susan M. Stalnecker	125,000	110,030	50,018	285,048
Noel B. Williams	140,000	110,030	50,018	300,048

(1)	Roger A. Krone, our Chief Executive Officer, is not included in this table because he did not receive additional compensation for his services as a director.

(2)

Amounts in this column represent the aggregate dollar amount of all fees earned or paid in cash for services as a director for annual retainer fees, independent lead director fees, and committee and/or chair fees. Non-employee directors are eligible to defer such cash fees into our Keystaff Deferral Plan and Key Executive Stock Deferral Plan. Mr. Kendall and Mr. Kraemer elected to defer all of their fees earned in fiscal 2021 into our Keystaff Deferral Plan. Dr. John elected to defer all of her fees earned in fiscal 2021 into our Key Executive Stock Deferral Plan.

(3)

Amounts in this column reflect the grant date fair value of awards granted in 2021 computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculations of these amounts, see Note 17 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K as filed with the SEC on February 15, 2022. Non-employee directors are eligible to defer such awards into our Key Executive Stock Deferral Plan. Dr. John, Mr. Kendall and Mr. Kraemer elected to defer all of their restricted stock units granted in fiscal 2021 into our Key Executive Stock Deferral Plan.

At the end of fiscal 2021, the following non-employee directors held the following number of unvested stock units, including unvested stock units in our Key Executive Stock Deferral Plan:

Name	Unvested stock units (#)
Gregory R. Dahlberg	1,059
David G. Fubini	1,059
Miriam E. John	1,059
Frank Kendall III	—
Robert C. Kovarik, Jr.	1,059
Harry M. J. Kraemer, Jr.	1,059
Gary S. May	1,059
Surya N. Mohapatra	1,059
Robert S. Shapard	1,059
Susan M. Stalnecker	1,059
Noel B. Williams	1,059

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Corporate Governance

(4)	At the end of fiscal 2021, our non-employee directors held vested options to purchase the following number of shares of our common stock:

Name	Aggregate shares subject to outstanding options (#)
Gregory R. Dahlberg	17,396
David G. Fubini	27,919
Miriam E. John	27,919
Frank Kendall III	—
Robert C. Kovarik, Jr.	7,224
Harry M. J. Kraemer, Jr.	27,919
Gary S. May	31,549
Surya N. Mohapatra	17,396
Robert S. Shapard	27,919
Susan M. Stalnecker	17,396
Noel B. Williams	27,919

(5)	Mr. Kendall resigned from the Board effective July 27, 2021, following his confirmation to serve as the United States Secretary of the Air Force.

Related Party Transactions

The Board has adopted written policies and procedures for the review and approval of transactions between us and certain “related parties,” which are generally considered to be our directors and executive officers, nominees for director, holders of five percent or more of our outstanding capital stock and members of their immediate families. The Board has delegated to the Audit and Finance Committee the authority to review and approve the material terms of any proposed related party transaction. If a proposed related party transaction involves a non-employee director or nominee for election as a director and may be material to a consideration of that person’s independence, the matter is also considered by the Chair of the Board and the Chair of the Audit and Finance Committee.

In determining whether to approve or ratify a related party transaction, the Audit and Finance Committee considers, among other factors it deems appropriate, the potential benefits to us, the impact on a director’s or nominee’s independence or an executive officer’s relationship with or service to us, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. In deciding to approve a transaction, the Committee may, in its sole discretion, impose such conditions as it deems appropriate on the related party or us. Any transactions involving the compensation of executive officers, however, are to be reviewed and approved by the Human Resources and Compensation Committee. If a related party transaction will be ongoing, the Audit and Finance Committee may establish guidelines to be followed in our ongoing dealings with the related party. Thereafter, the Audit and Finance Committee will review and assess ongoing relationships with the related party on at least an annual basis to determine whether they comply with the Committee’s guidelines and that the related party transaction remains appropriate.

We engage in transactions and have relationships with many entities, including educational, charitable and professional organizations, in the ordinary course of our business. Some of our directors, executive officers or their immediate family members may be directors, officers, partners, employees or stockholders of these entities. We carry out transactions with these firms on customary terms.

Gerard A. Fasano is Leidos’ Group President for our Defense Group. Mr. Fasano’s brother, Matthew Fasano, is a program manager at Leidos and received compensation of approximately $218,000 in 2021, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.

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Corporate Governance

M. Victoria Schmanske is Leidos’ Executive Vice President of Corporate Operations. Ms. Schmanske’s brother-in-law, Paul Schmanske, is a senior database administrator at Leidos and received compensation of approximately $154,000 in 2021, including annual salary and incentive awards commensurate with his qualifications, responsibilities and other employees holding similar positions. This relationship was approved by the Audit and Finance Committee.

Stockholder Engagement

We maintain an ongoing dialogue with our stockholders about our business strategy, market positioning, financial performance, corporate governance, human capital management, diversity and inclusion, and environmental and social goals. Throughout the year, members of our Investor Relations team and our business leaders have engaged with many of our top stockholders to seek their input and feedback, remain well-informed regarding their perspectives, and help increase their understanding of our business. Management also routinely engages with investors at conferences and other forums. This outreach complements our Investor Relations team’s numerous touchpoints with stockholders each year. Depending on the circumstance, our lead director or another independent director may also engage in these conversations with stockholders. In addition, our Board receives reporting on a quarterly basis related to feedback from investors, as well as stockholder voting results.

Communications with the Board of Directors and Investor Relations

Stockholders and other key stakeholders may communicate with the Board of Directors, the independent directors as a group or any of the independent directors, including Committee Chairs and the Independent Lead Director, by using the following address:

Leidos Holdings, Inc.

Office of the Corporate Secretary

1750 Presidents Street

Reston, Virginia 20190

Each communication should specify the intended recipient(s). The Office of the Corporate Secretary will initially process the communications, summarize lengthy or repetitive communications and forward them to the applicable member(s) of the Board as appropriate. Communications may also be referred to other departments within the Company for action and resolution. The Company will refrain from forwarding to the Board any communication that it determines to be primarily commercial in nature, mass mailings, resumes or job inquiries, any communication that relates to an improper or irrelevant topic, or that requests general information about the Company.

To reach out to our Investor Relations department, please send us an e-mail at ir@leidos.com. Please continue to share your thoughts or concerns with us.

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Proposal 2 — Advisory Vote on Executive Compensation

We are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We urge stockholders to read our Compensation Discussion and Analysis (“CD&A”), which describes in detail how we seek to closely align the interests of our named executive officers with the interests of our stockholders. As described in the CD&A, our compensation programs are designed to:

▶

Pay for performance by tying a substantial majority of an executive’s compensation to the achievement of financial and other performance measures that the Board believes promote the creation of long-term stockholder value and position the company for long-term success;

▶	Target total direct compensation at approximately the median among companies with which we compete for executive talent;

▶	Enable us to recover, or “clawback,” incentive compensation if there is any material restatement of our financial results or if an executive is involved in misconduct;

▶	Require our executives to own a significant amount of our stock;

▶	Avoid incentives that encourage unnecessary or excessive risk-taking; and

▶	Compete effectively for talented executives who will contribute to our long-term success.

The Human Resources and Compensation Committee of the Board believes that these programs and policies are effective in implementing our pay for performance philosophy and achieving its goals. This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you, as a stockholder, the opportunity to advise whether or not you approve of our executive compensation program and policies by voting on the following resolution:

RESOLVED, that the stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the CD&A, compensation tables and narrative discussion contained in the “Executive Compensation” section.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers, as described in the CD&A and Executive Compensation sections of this proxy statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Human Resources and Compensation Committee of the Board. Our Board values the opinions of our stockholders. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Human Resources and Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

Vote Required

The affirmative vote of a majority of the shares present or represented either in person or by proxy and entitled to vote is required to approve this proposal. Abstentions will have the effect of a vote against the proposal and broker non-votes will not be counted in evaluating the results of the vote. This advisory vote on executive compensation is non-binding on the Board.

Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted as instructed. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

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Compensation Discussion & Analysis

This Compensation Discussion and Analysis, or CD&A, and the tables and narrative that follow provide important information about our executive compensation programs for the prior fiscal year. In this proxy statement, the term “named executive officers” refers to the following executive officers:

▶	Roger A. Krone—Chairman and Chief Executive Officer

▶	Christopher R. Cage—Executive Vice President and Chief Financial Officer(1)

▶	James C. Reagan—former Executive Vice President and Chief Financial Officer(2)

▶	Gerard A. Fasano—President, Defense Group

▶	Jerald S. Howe, Jr.—Executive Vice President and General Counsel

▶	M. Victoria Schmanske—Executive Vice President, Chief Corporate Operations Officer(3)

(1)	Mr. Cage was appointed as Chief Financial Officer effective July 5, 2021.

(2)

Mr. Reagan served in the Chief Financial Officer role until July 4, 2021. As part of his anticipated retirement, Mr. Reagan continued serving as a consulting employee in an advisory capacity from July 5, 2021, through the end of 2021.

(3)

Ms. Schmanske served as President, Intelligence Group until July 12, 2021, when she was appointed as Chief Corporate Operations Officer. Ms. Schmanske’s compensation was not modified as a result of her transition to Chief Corporate Operations Officer.

In this CD&A, the “Committee” refers to the Human Resources and Compensation Committee of the Board of Directors, which is responsible for overseeing the compensation programs for all of our executives. The tabular disclosures following this CD&A provide data on all of our named executive officers.

Our executive compensation programs are designed to align the interests of senior management with stockholders by tying a significant portion of their potential compensation to the achievement of challenging financial performance goals, which include adjusted operating income, total backlog, free cash flow, revenue and relative total shareholder return. A small portion is also contingent on personal and leadership goals. We believe these factors contribute to a top-tier workplace environment, improve our efficiency and effectiveness, help us to win key business opportunities and ultimately drive long-term value for stockholders.

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Compensation Discussion & Analysis

Pay at a Glance

The following table summarizes the elements of our executive compensation program for 2021:

Pay Element	Description and Purpose	Time Period	Metrics

Base Salary	▶ Fixed cash compensation recognizing individual performance, time in role, scope of responsibility, leadership skills and experience.	Current pay	▶ Pay aligned to experience and job scope, generally targeted to median of applicable market data

▶ Reviewed annually and adjusted when appropriate.

Annual Cash Incentive	▶ Variable cash compensation based on performance against annually established targets and individual performance.	1-year performance period	▶ Financial (80%) - Adjusted Operating Income (40%) - Total Backlog (40%) - Free Cash Flow (20%)

	▶ Designed to reward executives for annual performance on key operational and financial measures, as well as individual performance.		▶ Personal (20%) Personal Achievements—Adjustment factor of 0% to 150% applied based on evaluation of leadership values such as ethics and integrity, personal development and engagement

Long-Term Equity Incentive

Performance Shares Awards (“PSAs”) (50%)

▶       Distributed in shares of our common stock and designed to encourage and reward longer-term growth, profitability and stock price appreciation by tying share payouts to the achievement of key financial goals.

		3-year performance period	▶ Relative Total Stockholder Return (50%) ▶ Revenue (50%)

Performance Restricted Stock Units (“PRSUs”) (30%)

▶       Distributed in shares of our common stock and designed to drive sustainable performance that delivers long-term value to stockholders while directly aligning interests of executives and stockholders; enhances executive retention.

		4-year ratable annual vesting subject to performance hurdle	▶ Adjusted earnings per share hurdle must be met with respect to the first year for units to be eligible for vesting

Stock Options (20%)	▶ Rewards longer-term stock price appreciation.	4-year ratable annual vesting with a 7-year term	▶ Stock price appreciation (100%)

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Compensation Discussion & Analysis

Pay Composition

We believe that executive pay should be largely variable, equity-based, and tied to pre-set performance goals, and this is demonstrated in our pay mix and design.

▶

Limited fixed compensation. Base salary is the only component of “fixed” compensation for our named executive officers and represents a significantly smaller portion of executive pay than “variable” compensation—representing a range between 10% for our Chief Executive Officer and 28% for the other named executive officers (except for Mr. Reagan, whose fixed compensation was set at 50% as a result of his anticipated retirement).

▶

Predominantly equity-based pay. The majority of executive pay takes the form of long-term equity incentives—a mix of performance shares, PRSUs, and stock options-ranging from 50% to 75% of target total direct compensation (except for Mr. Reagan, who did not receive equity awards during fiscal 2021 as a result of his anticipated retirement). This reflects our belief that equity should comprise the largest component of executive pay.

▶

Focus on pre-set financial performance goals and stock price appreciation. The vast majority of the annual cash incentive—80% of the target opportunity—is tied to pre-set quantifiable goals. Similarly, 80% of the target opportunity for long-term incentives are tied to preset goals: 50% in the form of three-year performance share program awards, and 30% in the form of PRSUs. The remaining 20% of the target opportunity for long-term incentives is in the form of stock options, which will not yield value unless the stock price increases from the grant date.

The chart below depicts each principal element of target compensation as a percentage of total direct compensation for each of our named executive officers for 2021.

(1)

Percentages shown for Mr. Cage and Mr. Reagan reflect (a) Mr. Cage’s target compensation as Controller until July 4, 2021, and Chief Financial Officer beginning July 5, 2021, and (b) Mr. Reagan’s compensation as Chief Financial Officer until July 4, 2021, and as a consulting employee beginning July 5, 2021.

Business Performance Highlights for 2021 Relating to Pay

Our business performance in 2021 was strong, meeting or exceeding our expectations and resulting in above-target payouts for our named executive officers under our annual cash incentive program. Despite the ongoing impacts of COVID-19 and an extended continuing resolution, we achieved industry-leading levels of organic growth and expanded profitability. In addition, we enhanced our market presence during the year with strategic acquisitions and investments that added important technical capabilities. We achieved total backlog of $34,455 million, or 103% of our target for the year, giving us a strong foundation for growth. Adjusted operating income reached $1,409 million, or 102% of target. We also achieved 132% of our free cash flow target, reflecting strong performance across all our operational segments. We provide additional information regarding the metrics used in our compensation program in “Annual Cash Incentive Awards for Fiscal 2021” on page 27.

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Compensation Discussion & Analysis

Compensation Decisions for Fiscal 2021

Base Salary

The Committee reviews executive officers’ base salaries annually or at the time of promotion or a substantial change in responsibilities based on the criteria described above. For fiscal 2021, the Committee considered its independent consultant’s analysis of salary levels for comparable positions in the compensation peer group based on proxy and survey data. Individual base salary amounts also reflect the Committee’s judgment with respect to each executive officer’s level of responsibility, individual performance, experience and other factors, including internal equity considerations, the individual’s historical compensation and any retention concerns.

At the beginning of 2021 the Committee approved increases in the base salaries for all of our named executive officers in order to bring them closer to the market median of our compensation peer group.

	2020 Salary	2021 Salary(2)	% Increase	$ Increase

Roger A. Krone	$1,200,000	$1,234,000	3%	$34,000

Christopher R. Cage(1)	$360,000	$550,000	53%	$190,000

James C. Reagan(3)	$660,000	$660,000	—%	$—

Gerard A. Fasano	$560,000	$590,000	5%	$30,000

Jerald S. Howe, Jr.	$610,000	$634,400	4%	$24,400

M. Victoria Schmanske	$540,000	$570,000	6%	$30,000

(1)

Mr. Cage’s base salary was increased in March 2021 from $360,000 to $380,000. In July 2021, Mr. Cage’s base salary was increased from $380,000 to $550,000 as a result of his promotion to Chief Financial Officer.

(2)	Annual salary increases become effective in March of each year. Accordingly, amounts shown may differ from the annual salary information included in the “Summary Compensation Table” on page 39.

(3)	Reflects the base salary approved for Mr. Reagan at the beginning of 2021 for his role as Chief Financial Officer.

Annual Cash Incentive Awards for Fiscal 2021

We provided annual cash incentive awards to executives for performance during fiscal 2021 based on the achievement of pre-established financial and personal performance goals and other relevant factors.

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Compensation Discussion & Analysis

Performance Measures and Weightings. Our annual cash incentive plan for fiscal 2021 was designed to incentivize and reward both company financial performance and individual contributions to enterprise goals. The intended purpose and relative weightings of the performance goals are shown below:

Financial Performance Targets. Because our financial results are considered the most important factors in setting pay and are objectively measurable, we weight these metrics most heavily; financial goals represent 80% of the target opportunity under our annual cash incentive program. To the extent that performance for a financial metric is less than 80% of target (threshold performance) no bonus amount would be paid with respect to that metric. Maximum payout (150% of target) for each component is provided for performance at or above 125% of target. The Committee generally seeks to set financial performance goals for the annual cash incentive program at levels that reflect improvement over the prior year’s results. For 2021, the Committee established and approved goals that generally targeted improvement over 2020 results. The free cash flow target was temporarily adjusted to reflect the one-time impacts of (a) the deferral of employment tax deposits and payments under the Coronavirus, Aid, Relief and Economic Security Act (CARES Act), (b) the proceeds from a judgment in the VirnetX legal matter, and (c) certain changes in customer billing and advance payments. Targets originally approved for 2021 did not include 1901 Group and Gibbs & Cox acquisitions. The target for total backlog was subsequently adjusted to account for 1901 Group and all targets were adjusted for the Gibbs & Cox acquisition. The target adjustments applied to the NEOs and other employees eligible to participate in the Company’s cash incentive plan.

($ in millions)	2020 Results	2021 Target	% Change

Total Backlog	$31,912	$33,512	5.01%

Adjusted Operating Income	$1,247	$1,377	10.43%

Free Cash Flow	$1,151	$700	(39.18)%

Personal Goals. We believe that individual contributions towards other enterprise goals are responsible for the achievement of our financial goals over time. Accordingly, non-formulaic personal goals represent 20% of the target opportunity under our annual cash incentive program, in order to encourage individual efforts in an array of areas that we believe will ultimately lead to improved financial performance for the company.

Award Payout Ranges. Payout opportunities for our named executive officers for fiscal 2021 ranged from 80% to 150% of base salary rates. Potential for each financial goal ranged from 60% at threshold performance (paid only when at least 80% of the objective is achieved) to 150% at maximum performance (paid when 125% or more of the objective is achieved), with the payout for performance between these levels interpolated on a straight-line basis. In addition, failure to achieve threshold performance of at least 70% of our annual adjusted operating income goal for the fiscal year would result in no payout for the financial goals portion of the annual cash incentive.

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Compensation Discussion & Analysis

Annual Incentive Payout Determination for Fiscal 2021

Financial Achievement Levels. The Committee established the performance targets for our annual cash incentive program at the beginning of the fiscal year. For our named executive officers, the targeted enterprise financial performance and actual performance for fiscal 2021 were:

($ in millions)	Target	Actual	Achievement Level

Total Backlog	$33,512	$34,455	103%

Adjusted Operating Income (1)	$1,377	$1,409	102%

Free Cash Flow	$700	$927	132%

Weighted Financial Performance Achievement Level:			109%

(1)

Adjusted operating income is not a measure of financial performance under generally accepted accounting principles (“GAAP”) in the United States. We believe that adjusted operating income provides useful information to management and stockholders as it provides another measure of the company’s profitability after adjusting for the impact of discrete events. A reconciliation of adjusted operating income to the most comparable GAAP measure is set forth below:

($ in millions)

GAAP Operating Income	$1,152

Amortization of Acquired Intangibles	226

Acquisition, Integration and Restructuring Costs	27

Asset Impairment Charges	4

Adjusted Operating Income	$1,409

Personal Performance Results. In analyzing personal performance results, the Committee reviewed each individual’s level of achievement and also considered input from the Chief Executive Officer—or the independent directors with respect to the Chief Executive Officer’s performance. Any circumstance considered relevant by Committee members—or by the independent directors, or in the case of named executive officers other than the CEO, by the CEO—can be a factor in the determination, including the degree of success, the difficulty of achieving personal performance goals and their leadership behavior.

Total Executive Payouts. The chart below provides the target annual cash incentive amounts established for each named executive officer by the Committee, at the beginning of the year, as well as their actual payout amounts determined by the Committee at the end of the year. Because we surpassed the adjusted operating income goal threshold of 70% of target by achieving 102%, the Committee approved the payout of awards under the annual incentive plan. Actual payout amounts for fiscal 2021 ranged between 111% and 129% of target. Information on all of the annual cash incentive payouts for fiscal 2021 is provided below:

	Target	Payout from Financial Score	Payout from Personal Score	Total Payout

Roger A. Krone	$1,851,000	$1,690,038	$444,240	$2,134,278

Christopher R. Cage (1)	$368,020	$380,222	$95,056	$475,278

James C. Reagan (1)	$333,630	$304,614	$80,070	$384,685

Gerard A. Fasano	$531,000	$493,830	$132,750	$626,580

Jerald S. Howe, Jr.	$507,520	$463,387	$126,880	$590,267

M. Victoria Schmanske	$513,000	$454,585	$113,646	$568,231

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Compensation Discussion & Analysis

(1)

Target compensation shown for Mr. Cage and Mr. Reagan reflect (a) Mr. Cage’s target cash incentive as Controller until July 4, 2021, and as Chief Financial Officer beginning July 5, 2021, and (b) Mr. Reagan’s target cash incentive as Chief Financial Officer until July 4, 2021, and as a consulting employee beginning July 5, 2021. Actual total payout amount shown for Mr. Cage is based on his base salary as the Chief Financial Officer pro-rated for time spent in each of the Controller and Chief Financial Officer roles.

Long-Term Incentive Award Grants in 2021

Long-term incentive awards are granted to motivate future performance, create long-term alignment with stockholders, and for retention purposes. For fiscal 2021, each named executive officer received a mix of long-term incentive awards comprised of PSAs (50%), PRSUs (30%) and stock options (20%) (except for Mr. Reagan). The grant date fair value of each award was determined based on market data and consideration of each executive officer’s level of experience, position and responsibilities. We do not generally consider an executive officer’s current stock holdings or outstanding awards in making annual grants.

Performance Share Awards. For all of our named executive officers, 50% of the targeted total value of long-term incentive awards granted was in the form of three-year PSAs. Shares are issued under those awards at the end of the three-year performance period (from fiscal 2021 through fiscal 2023 for awards granted in fiscal 2021) only to the extent that the company achieves two specific three-year financial performance goals:

▶	50% of the award is tied to the achievement of relative total stockholder return goals, a measurement of growth in stockholder value; and

▶	50% of the award is tied to achievement of revenue goals.

Performance for each of these goals is measured on a cumulative basis over the total performance period rather than annually for each year of the performance period. PSAs strengthen the alignment between the compensation of our named executive officers and Company’s performance by linking the ultimate payout to pre-established absolute and relative performance goals.

Performance Restricted Stock Units. PRSUs comprise 30% of the targeted total value of long-term incentive awards granted to our named executive officers. PRSUs vest 25% each year on the anniversary of the grant date, but are forfeited if we fail to achieve a pre-established performance goal for the first year. The performance goal for fiscal 2021 was adjusted earnings per share of at least $3.16. The Committee determined that this goal was met and therefore the PRSUs granted in fiscal 2021 will be eligible to vest over four years (with such time-vesting to have begun on the date that the PRSU was granted).

Stock Options. The final 20% of targeted total long-term incentive award value granted to our named executive officers is in stock options. Stock options are an effective means of linking rewards to the creation of stockholder value over a longer term. We believe that stock options motivate our executives to build stockholder value because they may realize value only if our stock appreciates during the option term. The options vest 25% each year on the anniversary of the grant date and expire on the seventh anniversary of the grant date.

Promotion Awards. In August 2021, Mr. Cage received an award of PRSUs valued at approximately $227,425, PSAs valued at approximately $358,119 and stock options valued at approximately $151,618, all granted in connection with Mr. Cage’s promotion to Chief Financial Officer. The awards vest on the same terms as other PRSUs, PSAs and stock options granted to Mr. Cage in 2021.

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Compensation Discussion & Analysis

Total 2021 Equity Grant Values. The following table sets forth the target value and corresponding number of shares for the long-term incentive awards granted to our named executive officers in 2021. Details about these grants can be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this proxy statement.

	Performance Shares		Performance RSUs		Stock Options
	Target Value	Target Shares	Target Value	Units Granted	Target Value	Options Granted	Total 2021 Equity Value

Roger A. Krone	$4,750,900	53,333	$2,850,540	32,000	$1,900,360	94,971	$9,501,800

Christopher R. Cage	$550,000	5,942	$330,000	3,565	$220,000	11,141	$1,100,000

James C. Reagan	$—	—	$—	—	$—	—	$—

Gerard A. Fasano	$590,000	6,624	$354,000	3,974	$236,000	11,795	$1,180,000

Jerald S. Howe, Jr.	$555,100	6,232	$333,060	3,739	$222,040	11,097	$1,110,200

M. Victoria Schmanske	$570,000	6,399	$342,000	3,840	$228,000	11,395	$1,140,000

Performance Equity Vesting in 2021

Determination of Performance Shares Earned for the 2019—2021 Performance Period. In December 2018, the Committee established the long-term performance goals for the performance share program measuring the three-year performance period covering fiscal years 2019 through 2021. The vesting and payout for these performance shares was contingent on the achievement of a relative total shareholder return metric (weighted 50%) and a revenue goal (weighted 50%), with all metrics measuring cumulative results over the three-year performance period.

At its February 2022 meeting, the Committee approved a payout score of 104.63% for the 2019 through 2021 performance period. The tables below show the relative total shareholder return and revenue goals at target, and the actual results for the three-year performance period:

Payout Level		Total Stockholder Return TSR Relative to Compensation Peer Group Median	Results (1)	% Achieved

No Payout:	0%	Less than 50 percentage points below compensation peer group

Threshold Pay:	50%	50 percentage points below compensation peer group

Target Pay:	100%	At compensation peer group median	7.45% above compensation peer group median	107%

Maximum Pay:	150%	50 percentage points above compensation peer group

Payout Level		Achievement of Revenue Goals	Results (2)	% Achieved

No Payout:	0%	Below 50% of Three-Year Revenue Target $16.915B

Threshold Pay:	50%	50% of Three-Year Revenue Target $16.915B

Target Pay:	100%	100% of Three-Year Revenue Target $33.830B	$34.439B	102%

Maximum Pay:	150%	150% of Three-Year Revenue Target $50.745B

(1)

Our relative TSR score reflects the aggregate change in the 20-day average closing price of our stock compared to the median of our compensation peer group, as measured at the beginning and end of the three-year performance period, taking into account the value returned to stockholders in the form of dividends, assumed to be reinvested on the distribution date on a pre-tax basis. Our total stockholder return during the three-year period from 2019 to 2021 was 67.49%, compared to 60.04% for the median of our compensation peer group, resulting in a payout factor of 107.45%.

(2)	Revenue reported in publicly filed financial statements.

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Compensation Discussion & Analysis

Consulting Employee Agreement

As part of his anticipated retirement from the Company and upon stepping down from his Chief Financial Officer role, Mr. Reagan began serving in an advisory capacity after his retirement on July 4, 2021, through the end of 2021. In connection with his advisory role, the Company entered into a Consulting Employee Agreement with Mr. Reagan, dated May 3, 2021, and effective July 5, 2021. Pursuant to the Consulting Employee Agreement, Mr. Reagan was eligible to receive $317.31 per hour in consideration for consulting services, with working hours not to exceed 1,860 hours in any 12-month period. In addition, the Consulting Employee Agreement provided certain benefits to Mr. Reagan, including continued eligibility for medical insurance and continued participation in the Leidos Retirement Plan.

Other Benefits

In addition to the elements of direct compensation described above, we also provide our executive officers with the following benefits:

Health and Welfare Benefits

Our executive officers are entitled to participate in all health and welfare plans that we generally offer to all of our eligible employees, which provide medical, dental, health, group term life insurance and disability benefits. Beginning in 2020, the Committee approved a program that extends to our executive officers the ability to participate in a comprehensive voluntary annual health screening program. We believe that these health and welfare benefits are reasonable in scope and amount and are of the kind typically offered by other companies against which we compete for executive talent. For 2021, Ms. Schmanske waived participation in the medical coverage plan and health screening program and Mr. Fasano waived participation in the health screening program.

Retirement and Financial Advisory Benefits

Our executive officers are entitled to participate in the same tax-qualified defined contribution retirement plan that is generally available to all of our eligible employees, subject to certain limits on the amounts that each participant may contribute each year. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their “eligible compensation” under applicable rules. We believe that this retirement program assists our executives in saving for their retirement in a tax-effective manner. We also provide financial advisory services to our executive officers. Mr. Reagan was not eligible to receive financial advisory benefits upon his departure from the Chief Financial Officer role. Ms. Schmanske and Mr. Fasano waived participation in the financial advisory services program.

Deferred Compensation Plans

To provide other tax-deferred means to save for retirement, we maintain certain deferred compensation plans that allow our named executive officers and other eligible participants to elect to defer all or a portion of any cash or certain equity incentive awards granted to them under our cash incentive or stock plans. In addition, we maintain a deferred compensation plan that allows our named executive officers and other eligible participants to elect to defer a portion of their eligible salary. The deferred balances under the plans are fully vested and will be paid upon retirement or termination or are held in specified date accounts, which pay out in the year specified by the participant, including years prior to termination. These plans are described in more detail under “Nonqualified Deferred Compensation.”

How We Determine Direct Compensation

In determining the amounts of direct compensation (base salary, annual and long-term incentives) to be awarded to our executive officers, we considered the Company’s overall performance, the performance of operating units under the executive officer’s management, individual performance as measured against performance goals and criteria, and competitive market data for our compensation peer group as well as third-party survey data for the general industry and the technology industry. The Committee reviews and approves the amounts of direct compensation to be provided to our executive officers for each fiscal year. Executive officers do not propose their own compensation.

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Compensation Discussion & Analysis

At the beginning of each fiscal year, the Committee reviews and approves:

▶	The amount of base salary and target incentive opportunities to be provided for the upcoming year;

▶	The payout range for the annual cash incentive awards that may be earned for the year and the performance goals and criteria upon which the amounts of the awards will be determined;

▶

The payout range for PSAs that may be earned for the performance period beginning in that fiscal year and the performance goals and criteria upon which the amounts of the PSAs and PRSU awards for the relevant performance period will be determined; and

▶	The mix and amount of long-term incentive awards (including PSAs, PRSUs and stock options) to be granted to our executive officers.

In approving payout ranges for our incentive programs, we determine the levels of performance that must be achieved in order to receive a threshold, target and maximum payout amount for each goal. Upon completion of each fiscal year, the Committee approves the payment, if any, of cash incentive awards and the number of performance shares, if any, that are earned based upon the achievement of the predetermined performance goals and criteria for the performance cycles just completed.

Company and Operational Sector Performance

Our overall enterprise performance (or a combination of company enterprise and business group performance for executive officers with operational responsibilities) determines the payout for 80% of the target amount of any annual cash incentive awards and for 100% of any PSAs and PRSUs. Payout amounts are principally determined based upon the Company’s or group’s achievement of financial and operating objectives set at the beginning of the fiscal year, but the Committee retains the discretion to reduce the payouts when appropriate. The maximum score for performance on any of the financial metrics for the cash incentive awards and the performance share program awards is 150%. The earnings per share metric for the PRSUs is a hurdle that, when met, results only in continued vesting of the PRSUs; results for this metric do not result in an adjustment to the amount of the PRSUs.

Individual Performance

Individual performance is a factor in setting base salaries, and individual leadership behaviors and the achievement of personal goals determine 20% of the target amount of any annual cash incentive award to be paid upon completion of the fiscal year for all of our named executive officers. In determining base salaries, the Committee reviews a performance assessment for each of our executive officers, as well as compensation recommendations provided by the Chief Executive Officer for the other named executive officers.

The Committee also considers market data and information provided by its independent compensation consultant. In addition, in determining annual incentive amounts, the Committee considers whether the executive officer has achieved predetermined personal goals applicable to their organization, and the way in which those personal goals were achieved, as demonstrated through leadership behaviors.

Personal performance goals and leadership behaviors relate to ethics and integrity, maintaining a top-tier workplace environment, collaboration, customer satisfaction and retention, business development in strategic areas and other financial and operating goals as appropriate. For purposes of the 2021 annual cash incentive, personal performance is scored on a range from 0% to 150% with a threshold of 50%. Performance below threshold with respect to personal goals would result in no payout (0%) related to the portion of the cash incentive based on personal performance. Performance of between 50% and 150% with respect to these goals for 2021 would result in a payout that is interpolated linearly between the 50% and 150% payout opportunity. Performance above the 150% level would not result in any additional payout.

Assessing Chief Executive Officer Performance

In determining compensation for our Chief Executive Officer, the Committee meets in executive session and evaluates his performance based on his achievement of performance objectives that were established and agreed upon at the beginning of the fiscal year. Input is received from the independent directors. The Committee also considers the Chief Executive

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Compensation Discussion & Analysis

Officer’s general leadership contributions towards the Company’s performance, including financial and operating results, development and achievement of strategic objectives, progress in building capability among the senior management team and leadership in corporate governance, environmental sustainability and social issues of importance to our stockholders, customers and employees. The Committee also considers market data and information provided by the Committee’s independent compensation consultant. The Committee determines the Chief Executive Officer’s compensation and then reviews his evaluation and compensation with the Board’s independent directors. The Independent Lead Director and the Chair of the Committee then present the Committee’s evaluation and compensation determination to the Chief Executive Officer.

Comparable Market Compensation

The Committee compares the amount of direct compensation that we provide to our executive officers to that provided by companies with whom we compete for executive talent in similar roles and with similar responsibilities. To assist with this effort, the Committee’s independent compensation consultant, FW Cook, conducts an annual review and benchmarking analysis of each element of target total direct compensation (including salary, cash and equity incentives) provided to our executive officers. In October 2020, FW Cook compared the target compensation provided to members of senior management against that provided by other publicly traded engineering, information technology, consulting and defense companies, which we refer to as our “compensation peer group,” as well as third-party survey data for the general industry and the technology industry.

Compensation peer group companies are chosen for having a similar industry focus as ours and for competing with us for talent as well as business and stockholder investment. Furthermore, the compensation peer group is initially structured so that no company within the group has annual revenues smaller than 40% or greater than 250% of ours and a market capitalization within a reasonable range.

Our compensation peer group is periodically reviewed and updated to ensure that the companies in our compensation peer group are strong business and talent competitors and are comparable in size. In July 2020, the Committee consulted with FW Cook and reviewed the compensation peer group to be used for setting fiscal 2021 target compensation. Collins Aerospace and Raytheon were removed from the prior year compensation peer group due to their acquisitions by United Technologies. L3 Technologies was removed from the prior year compensation peer group due to its acquisition by Harris. There were no other adjustments from the compensation peer group from the prior year. At the time the compensation peer group for fiscal 2021 was approved, the Company’s was at the 46th percentile for revenue and the 63rd percentile for market capitalization as compared to the new compensation peer group.

Our Fiscal 2021 Compensation Peer Group

▶ AECOM	▶ Cognizant Technology Solutions	▶ Northrop Grumman Corporation

▶ Booz Allen Hamilton	▶ Fluor Corporation	▶ SAIC

▶ CACI International	▶ Huntington Ingalls Industries	▶ Textron

▶ Cerner Corporation	▶ Jacobs Engineering Group

▶ CGI	▶ L3Harris Technologies

The Committee considers market data and analysis when evaluating appropriate levels of target total direct compensation. To be competitive in the market for our executive-level talent, we generally:

▶

Target overall compensation for our executive officers at the market median, although the actual cash paid and equity incentive awards earned will vary based on actual financial and individual performance and may therefore generate compensation that is higher or lower than the market median; and

▶	Award higher levels of compensation, when appropriate, in recognition of the importance or uniqueness of the role of an executive officer or to address retention concerns.

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Compensation Discussion & Analysis

Other Policies and Considerations

Stockholder Advisory Vote

At our last annual stockholders’ meeting in April 2021, we held a non-binding stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 96% of stockholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices during fiscal 2021, we considered the support our stockholders expressed for our pay for performance compensation philosophy and that influenced our decision not to make any significant changes to our executive compensation programs this year. We continued to emphasize short- and long-term incentive compensation, targeted at competitive market median levels, with a substantial majority of total compensation based on the achievement of financial performance goals designed to deliver value for our stockholders.

At our 2017 annual meeting of stockholders, our stockholders expressed a preference for an annual non-binding advisory vote on executive compensation, in accordance with our Board’s recommendation. Consistent with our stockholders’ preference in this regard, we expect to continue holding an advisory stockholder vote on the compensation of our named executive officers each year. The next vote on the frequency of the advisory vote is expected to occur at the 2023 annual stockholder meeting.

Assessment of Risks in Our Compensation Programs

During fiscal 2021, management undertook a risk assessment of our compensation programs, which FW Cook, the Committee’s independent compensation consultant, reviewed. In conducting the assessment, we reviewed our pay practices and incentive programs to identify any potential risks inherent in our compensation programs. We also reviewed the risks facing the company and evaluated whether our compensation practices and programs could be expected to increase or help mitigate these risks. The finding of the assessment, with which the Committee concurred, was that our compensation programs are effectively designed to help mitigate excessive risk-taking that could harm our value or inadvertently reward poor judgment by our executives or other employees. The factors considered in reaching this conclusion include:

▶	Short-term incentive measures that are balanced among different financial measures, with targets that are intended to be achievable upon realistic levels of performance;

▶	Significant weighting towards long-term incentive compensation that promotes long-term decision-making and discourages short-term risk-taking;

▶	Maximum payouts that are capped at levels that do not reward excessive risk-taking;

▶	Goals that are based on company and group performance measures, which mitigates excessive risk-taking within any particular business unit;

▶	Leadership behaviors, such as ethics and integrity, that are specifically addressed in our short-term incentive programs;

▶	Our compensation recoupment policy that allows us to recover compensation based on financial results that are subsequently restated or if fraud or intentional misconduct is involved; and

▶	Our stock ownership guidelines that encourage a long-term perspective.

Equity Award Grant Practices

The Committee is responsible for the administration of our equity incentive programs pursuant to our 2017 Omnibus Incentive Plan in which our named executive officers participate. The Committee set the equity award fiscal 2021 grant dates for new and existing employees, including executive officers, in October 2020. These grant dates were selected to occur after the dates when we anticipate releasing our annual and quarterly financial results. We generally grant equity incentive awards to our executive officers and all other eligible employees on an annual basis shortly after we announce our financial results for the recently completed fiscal year. In addition to these annual grants, the Committee set three

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Compensation Discussion & Analysis

quarterly dates on which any additional equity incentive awards could be made to eligible executive officers or other employees in connection with a new hire, a promotion, for retention or otherwise.

The Committee approves all equity awards made to our directors and executive officers. The exercise price of any option grant is determined by reference to the fair market value of the shares on the grant date, which the 2017 Omnibus Incentive Plan define as the closing sales price of our common stock on the NYSE on the previous trading day.

Stock Ownership Guidelines

We require our executive officers to own significant amounts of our stock so that they are motivated to maximize our long-term performance and stock value. In 2021, the Committee increased the stock ownership guidelines applicable to the CEO from at least five times his base salary to six times his base salary to further align his interests with those of our stockholders. Under our established stock ownership guidelines, our named executive officers are required to accumulate and maintain stock holdings in the following amounts:

Ownership Requirement
CEO	6X of annual cash salary
Other NEOs	5X of annual cash salary

Because they must hold all after-tax shares acquired under our equity incentive programs until they meet this ownership requirement, which we expect will take several years, we do not have specific time-based holding periods following the exercise of stock options or vesting of other equity awards. Shares counted towards ownership include shares owned outright, shares an executive officer has deferred pursuant to our nonqualified deferred compensation plans, shares (or share equivalents) an executive officer holds in our 401(k) plan, and unvested performance restricted stock units (once their performance hurdle has been met). Unvested performance share awards and unexercised stock options are not counted towards ownership levels. In 2021, no executive officers were granted an exception to our stock ownership requirement.

Policy on Hedging and Short-Term or Speculative Transactions

We have established policies applicable to all designated insiders under our Insider Trading Policy, including all of our directors and executive officers, that prohibit certain short-term or speculative transactions in our securities. We believe that these prohibited transactions carry a greater risk of liability for insider trading violations and may create an appearance of impropriety. With respect to our securities, our directors, executive officers and other designated insiders are prohibited from engaging in any short sales or any trading in puts, calls or other derivatives on an exchange or other organized market. They are also prohibited from engaging in hedging or other monetization transactions such as cashless collars, forward contracts, equity swaps or similar transactions involving our securities, and from holding company securities in a margin account or pledging securities as collateral for a loan. In addition, our executive officers are required to obtain preclearance for all transactions in our securities.

Compensation Recoupment Policy

Under our compensation recoupment policy, the Committee may require members of senior management including our NEOs to return incentive compensation if there is a material restatement of the financial results upon which the incentive compensation was originally based. Our recoupment policy applies to all incentive compensation, including both cash and equity. If the Committee determines that recovery is appropriate, the company will seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid, if any, based on the restated financial results.

The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial results. In such a situation, the Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.

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Compensation Discussion & Analysis

We may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, from future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud or misconduct, we may also seek recovery from incentive compensation paid or awarded prior to the adoption of the policy.

Post-Employment Benefits

We do not maintain a defined benefit or other supplemental retirement plan that would entitle our executive officers to receive company-funded payments if they leave the company.

Upon certain terminations of employment, including death, disability, retirement or a change in control, our named executive officers may be eligible for continued vesting of equity awards on the normal schedule or accelerated vesting in full or on a pro-rata basis, depending on the nature of event and the type of award. The purpose of these provisions is to recognize the executive’s service through the specified event, and, in the case of acceleration, the executive’s loss of an opportunity to continue serving the company through the vesting period. Because these termination provisions are contained in our standard award agreements for all recipients and relate to previously granted or earned awards, we do not consider these potential termination benefits as a separate item in compensation decisions for our named executive officers. Our long-term incentive plans do not provide for additional benefits or tax gross-ups. For more information about potential post-employment benefits, see “Executive Compensation—Potential Payments Upon Termination or a Change in Control.”

Potential Change in Control and Severance Benefits

We have adopted a severance plan that would provide our executive officers with payments and benefits if their employment is involuntarily terminated by the company or is terminated following the acquisition of our company. These severance benefits are further described in this Proxy Statement under “Executive Compensation—Potential Payments Upon Termination or a Change in Control”. We believe that our severance plan provides an important benefit to us by helping alleviate any concern that the executive officers might have when contemplating a potential change in control of our company and permitting them to focus their attention on our business. In addition, we believe that this plan is an important recruiting and retention tool, as many of the companies with which we compete for talent have similar arrangements in place for their senior management.

Our named executive officers, other than Mr. Krone, do not have any employment agreements with us. Mr. Krone’s employment agreement provides that if his employment is terminated by us for reasons other than cause or by Mr. Krone for good reason, he would receive an amount equal to one time the sum of his base salary and target bonus. Such payment will be subject to Mr. Krone’s agreement to release us from any claims. However, if such termination is within three months prior to a change in control or within 24 months after a change in control, Mr. Krone would receive an amount equal to a maximum of two and one half times the sum of his base salary and target bonus and payment for certain benefits, depending on whether the termination occurs during a change in control period. The Committee approved these severance benefits after considering the potential costs, as an inducement for Mr. Krone to join the company.

We have described the change in control and other termination benefits offered to Mr. Krone and our other named executive officers in the section entitled “Executive Compensation—Potential Payments Upon Termination or a Change in Control” in the tables following this CD&A.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to the Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated named executive officers. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed. The new rules generally apply to taxable years beginning after December 31, 2017, but do not apply to compensation provided pursuant to a written binding contract in effect on November 2, 2017 that is not modified in any material respect after that date Under the American Rescue Plan Act signed into law on March 11, 2021, the applicability of Section 162(m) will be expanded to also include the Company’s next five highest paid employees for tax years beginning on or after January 1, 2027.

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Compensation Discussion & Analysis

We do not expect the disallowance of a deduction for compensation paid to our named executive officers in excess of $1 million as a result of these changes to Section 162(m) to significantly alter our compensation programs. The Committee considers it important to design compensation programs that are in the best long-term interests of our company and our stockholders.

Human Resources and Compensation Committee Report

The Human Resources and Compensation Committee has reviewed and discussed with our management the CD&A included in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Board that the CD&A be included in this Proxy Statement.

Noel B. Williams (Chair)

Gregory R. Dahlberg

David G. Fubini

Robert C. Kovarik, Jr.

Gary S. May

Surya N. Mohapatra

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Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers for service to us during fiscal 2021 and, if applicable, fiscal 2020 and fiscal 2019:

Name and principal position	Year(1)	Salary($)		Bonus($)	Stock awards($)(3)	Option awards($)(4)	Non-equity incentive plan compen- sation($)(5)	All other compen- sation($)(6)	Total($)
Roger A. Krone	2021	1,227,462		—	7,582,531	1,900,370	2,134,278	31,366	12,876,007
Chief Executive Officer	2020	1,238,076		—	7,222,112	1,632,572	2,197,296	29,568	12,319,624
	2019	1,179,327		—	5,871,934	1,425,814	2,178,923	15,273	10,671,271
Christopher R. Cage	2021	457,885		—	858,516	220,033	475,278	29,500	2,041,211
Executive Vice President,
Chief Financial Officer
James C. Reagan	2021	454,982	(2)	—	—	—	384,685	28,021	867,688
Former Exec. Vice Pres.,	2020	680,770		—	1,542,184	348,607	792,476	25,992	3,390,029
Chief Financial Officer	2019	646,538		—	1,342,212	325,902	791,603	4,569	3,110,824
Gerard A. Fasano	2021	584,231		—	941,718	236,018	626,580	18,742	2,407,289
Group President, Defense	2020	577,770		—	951,659	215,122	607,441	64,646	2,416,638
	2019	525,865		—	880,847	213,881	508,738	64,358	2,193,689
Jerald S. Howe, Jr.	2021	629,708		—	886,004	222,051	590,267	32,621	2,360,651
Executive Vice President,	2020	628,847		—	907,100	205,023	585,952	24,566	2,351,488
General Counsel	2019	597,884		—	866,184	210,308	579,087	15,367	2,268,830
M. Victoria Schmanske	2021	564,231		—	909,819	228,014	568,231	14,500	2,284,795
Executive Vice President,
Chief Corporate Operations Officer

(1)	Compensation is provided only for fiscal years for which an individual qualified as a named executive officer in accordance with SEC rules.

(2)	This includes $97,137 paid to Mr. Reagan related to his accrued unused comprehensive leave time balance.

(3)

These columns reflect the grant date fair value of each award granted in the stated fiscal years computed in accordance with stock-based compensation accounting rules (FASB ASC Topic 718). The awards shown in the “Stock awards” column in the above table include restricted stock units and performance share awards. Values for all performance share awards are computed based upon the probable outcome of the performance conditions as of the grant date of the award. Assuming the highest level of the performance conditions is achieved, the value of the fiscal 2021 performance shares in the “Stock awards” column would be as follows: Mr. Krone, $9,948,516; Mr. Cage, $1,122,751; Mr. Fasano, $1,235,576; Mr. Howe, $1,162,471; and Ms. Schmanske, $1,193,694. The awards shown in the “Option awards” column are not subject to performance conditions.

(4)

For more information regarding our application of FASB ASC Topic 718, including the assumptions used in the calculation of these amounts, please refer to Note 17 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 15, 2022.

(5)

Amounts shown in this column represent the actual amounts paid to the named executive officers under our cash incentive award programs for the stated fiscal years. The threshold, target and maximum payouts are shown in the “Grants of Plan-Based Awards” table under the column headed “Estimated future payouts under non-equity incentive plan awards.”

(6)

Amounts shown in this column for fiscal 2021 represent company contributions that we made on behalf of the named executive officers under the Leidos Retirement Plan as follows: Mr. Krone, $14,500; Mr. Cage, $14,500; Mr. Reagan, $9,900; Mr. Fasano $14,500; Mr. Howe, $14,500; and Ms. Schmanske, $14,500. The column also includes the value of executive financial planning and annual health screenings for Mr. Krone, Mr. Cage, Mr. Reagan, and Mr. Howe. The Company may also make available unused tickets from sponsorship agreements for personal use. Tickets are included in sponsorship agreements and typically result in no incremental costs to the Company. In 2021, there were no incremental costs associated with the NEO’s personal use of tickets to Leidos-sponsored events.

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Executive Compensation

Grants of Plan-Based Awards

The following table sets forth information regarding the cash and equity incentive awards made to our named executive officers in fiscal 2021 pursuant to our 2017 Omnibus Incentive Plan, including any portion of such awards deferred into our Key Executive Stock Deferral Plan and Keystaff Deferral Plan.

Name	Award type	Grant date	Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other option awards; number of securities underlying options(3) (#)	All other stock awards; number of shares of stock or units (#)	Exercise or base price of option awards(4) ($/share)	Grant date fair value of stock and option awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Krone	Cash	2/18/2021	1,073,580	1,851,000	2,776,500	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	94,971	—	89.08	1,900,370

	PRSU	3/5/2021	—	—	—	—	32,000	—	—	—	—	2,850,560

	PSA	3/5/2021	—	—	—	26,667	53,333	80,000	—	—	—	4,731,971

Mr. Cage	Cash	2/18/2021	213,452	368,020	552,030	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	3,419	—	89.08	68,414

	PRSU	3/5/2021	—	—	—	—	1,152	—	—	—	—	102,620

	PSA	3/5/2021	—	—	—	960	1,920	2,880	—	—	—	170,352

	Options	8/6/2021	—	—	—	—	—	—	7,722	—	94.25	151,618

	PRSU	8/6/2021	—	—	—	—	2,413	—	—	—	—	227,425

	PSA	8/6/2021	—	—	—	2,011	4,022	6,033	—	—	—	358,119

Mr. Reagan	Cash	2/18/2021	193,505	333,630	500,445	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	—	—	—	—

	PRSU	3/5/2021	—	—	—	—	—	—	—	—	—	—

	PSA	3/5/2021	—	—	—	—	—	—	—	—	—	—

Mr. Fasano	Cash	2/18/2021	307,980	531,000	796,500	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	11,795	—	89.08	236,018

	PRSU	3/5/2021	—	—	—	—	3,974	—	—	—	—	354,004

	PSA	3/5/2021	—	—	—	3,312	6,624	9,936	—	—	—	587,714

Mr. Howe	Cash	2/18/2021	294,362	507,520	761,280	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	11,097	—	89.08	222,051

	PRSU	3/5/2021	—	—	—	—	3,739	—	—	—	—	333,070

	PSA	3/5/2021	—	—	—	3,116	6,232	9,348	—	—	—	552,934

Ms. Schmanske	Cash	2/18/2021	297,540	513,000	769,500	—	—	—	—	—	—	—

	Options	3/5/2021	—	—	—	—	—	—	11,395	—	89.08	228,014

	PRSU	3/5/2021	—	—	—	—	3,840	—	—	—	—	342,067

	PSA	3/5/2021	—	—	—	3,200	6,399	9,599	—	—	—	567,752

(1)

As described in our CD&A, cash incentive awards paid to our named executive officers for performance during fiscal 2021, were based on achievement of pre-established goals. The actual payouts for the fiscal 2021 performance period are provided in the “Summary Compensation Table” in the column headed “Non-equity incentive plan compensation.” Targets shown for Mr. Cage and Mr. Reagan reflect (a) Mr. Cage’s target cash incentive as Controller until July 4, 2021, and as Chief Financial Officer beginning July 5, 2021, and (2) Mr. Reagan’s target cash incentive as Chief Financial Officer until July 4, 2021, and consulting employee beginning July 5, 2021.

(2)

The PRSUs in these columns represent restricted stock units which are subject to a performance goal (which, the Committee determined, was met in fiscal 2021) and the following vesting requirement: 25% of the award vests on the first, second, third and fourth anniversaries of grant date. The PSAs in these columns represent the threshold, target and maximum number of shares issuable under three-year performance share awards, subject to the Human Resources and Compensation Committee’s discretion to decrease the number of shares that are ultimately issued at the end of the three year performance period. The grant date fair value of these awards is provided in the “Summary Compensation Table” in the column headed “Stock awards.”

(3)

Amounts in this column represent the number of shares of our common stock underlying options issued in fiscal 2021. All options vest 25% on the first, second, third and fourth anniversaries of grant date.

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Executive Compensation

(4)

The 2017 Omnibus Incentive Plan defines “fair market value” as the closing sales price of our common stock on the NYSE on the trading day before the grant date, and requires the exercise price of options issued under the plan to be at least equal to the fair market value.

(5)

Amounts represent the grant date fair value determined in accordance with FASB ASC Topic 718. For PRSUs and PSAs, the amount in this column is based on the probable outcome of the performance conditions, excluding the effect of any estimated forfeitures. These amounts do not reflect the value that may actually be realized by the recipient and do not reflect changes in our stock price after the date of grant.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding options, restricted stock units, performance restricted stock units and performance share awards issued pursuant to our 2017 Omnibus Incentive Plan and our 2006 Equity Incentive Plan that were held by our named executive officers at the end of fiscal 2021, including awards previously deferred under our Key Executive Stock Deferral Plan.

		Option Awards(1)				Stock Awards
Name	Grant date	Number of securities underlying unexercised options (exercisable)(#)	Number of securities underlying unexercised options (unexercisable)(#)	Option exercise price ($)	Option expiration date	Grant date	Number of shares of stock or units that have not vested (#)(2)	Market value of shares of stock or units that have not vested ($)(3)	Equity incentive plan awards; number of unearned shares, units, or other rights that have not vested (#)(4)	Equity incentive plan awards; market or payout value of unearned shares, units or other rights that have not vested($)(3)
Mr. Krone	4/10/2015	138,784	—	31.55	4/9/2022	3/2/2018	7,646	679,729	—	—
	3/4/2016	141,171	—	33.82	3/3/2023	3/8/2019	16,820	1,495,298	—	—
	3/3/2017	101,290	—	53.54	3/2/2024	3/8/2019	—	—	56,063	4,984,001
	3/2/2018	69,345	23,116	63.76	3/1/2025	3/6/2020	17,012	1,512,367	—	—
	3/8/2019	61,457	61,458	62.43	3/7/2026	3/6/2020	—	—	39,510	3,512,439
	3/6/2020	20,813	62,439	107.57	3/5/2027	3/5/2021	—	—	32,000	2,844,800
	3/5/2021	—	94,971	89.08	3/4/2028	3/5/2021	—	—	53,333	4,741,304
Mr. Cage	4/10/2015	6,056	—	31.55	4/9/2022	3/2/2018	200	17,780	—	—
	3/4/2016	4,266	—	33.82	3/3/2023	3/8/2019	456	40,538	—	—
	3/3/2017	2,774	—	53.54	3/2/2024	3/8/2019	—	—	1,520	135,128
	3/2/2018	1,814	605	63.76	3/1/2025	8/9/2019	1,192	105,969	—	—
	3/8/2019	1,666	1,667	62.43	3/7/2026	3/6/2020	678	60,274	—	—
	3/6/2020	793	2,380	107.57	3/5/2027	3/6/2020	—	—	1,506	133,883
	3/5/2021	—	3,419	89.08	3/4/2028	3/5/2021	—	—	1,152	102,413
	8/6/2021	—	7,722	94.25	8/5/2028	3/5/2021	—	—	1,920	170,688
	—	—	—	—	—	8/6/2021	—	—	2,413	214,516
	—	—	—	—	—	8/6/2021	—	—	4,022	357,556
Mr. Reagan	3/2/2018	—	4,921	63.76	3/1/2025	3/2/2018	1,561	138,773	—	—
	3/8/2019	—	14,048	62.43	3/7/2026	3/8/2019	3,687	327,774	—	—
	3/6/2020	4,444	13,333	107.57	3/5/2027	3/8/2019	—	—	12,815	1,139,254
	—	—	—	—	—	3/6/2020	3,642	323,774	—	—
	—	—	—	—	—	3/6/2020	—	—	8,437	750,049
Mr. Fasano	3/2/2018	—	2,534	63.76	3/1/2025	3/2/2018	839	74,587	—	—
	3/8/2019	—	9,219	62.43	3/7/2026	3/8/2019	2,523	224,295	—	—
	3/6/2020	2,742	8,228	107.57	3/5/2027	3/8/2019	—	—	8,410	747,649
	3/5/2021	—	11,795	89.08	3/4/2028	3/6/2020	2,343	208,293	—	—
	—	—	—	—	—	3/6/2020	—	—	5,206	462,813
	—	—	—	—	—	3/5/2021	—	—	3,974	353,289
	—	—	—	—	—	3/5/2021	—	—	6,624	588,874
Mr. Howe	8/11/2017	6,862	—	56.47	8/10/2024	3/2/2018	970	86,233	—	—
	3/2/2018	9,201	3,068	63.76	3/1/2025	3/8/2019	2,373	210,960	—	—
	3/8/2019	9,065	9,065	62.43	3/7/2026	3/8/2019	—	—	8,270	735,203
	3/6/2020	2,613	7,842	107.57	3/5/2027	3/6/2020	2,136	189,890	—	—
	3/5/2021	—	11,097	89.08	3/4/2028	3/6/2020	—	—	4,962	441,122
	—	—	—	—	—	3/5/2021	—	—	3,739	332,397
	—	—	—	—	—	3/5/2021	—	—	6,232	554,025
Ms. Schmanske	8/26/2016	11,893	—	39.70	8/25/2023	3/2/2018	249	22,136	—	—
	3/3/2017	3,898	—	53.54	3/2/2024	3/8/2019	2,403	213,627	—	—
	3/2/2018	2,259	753	63.76	3/1/2025	3/8/2019	—	—	8,009	712,000
	3/8/2019	8,780	8,780	62.43	3/7/2026	3/6/2020	2,259	200,825	—	—
	3/6/2020	2,644	7,934	107.57	3/5/2027	3/6/2020	—	—	5,020	446,278
	3/5/2021	—	11,395	89.08	3/4/2028	3/5/2021	—	—	3,840	341,376
	—	—	—	—	—	3/5/2021	—	—	6,399	568,871

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Executive Compensation

(1)

Information in these columns relates to options to purchase shares of common stock held by our named executive officers at the end of fiscal 2021. Options vest 25% on the first, second, third and fourth anniversaries of the grant date, except for Ms. Schmanske’s award of 11,893 options granted on August 26, 2016, which vested in full on the third anniversary of the grant date.

(2)

Information in this column relates to restricted stock units held by our named executive officers at the end of fiscal 2021, including restricted stock units subject to performance conditions which have been met. Performance restricted stock units vest 25% on the first, second, third and fourth anniversaries of the grant date, in each case if the applicable performance condition is met.

(3)	Based on $88.90, the closing sales price of our common stock on the NYSE on December 31, 2021.

(4)

Amounts in this column represent the target shares for performance share awards granted in 2019, 2020 and 2021 and the target shares for the performance restricted stock units granted in fiscal 2021. Performance share awards fully vest at the end of the three-year fiscal performance period based on achievement of the applicable performance conditions, subject to the Committee’s negative discretion.

Option Exercises and Stock Vested

The following table sets forth information regarding shares of common stock acquired by our named executive officers during fiscal 2021 upon the exercise of stock options and the vesting of restricted stock units, including awards deferred into our Key Executive Stock Deferral Plan.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercises ($)(1)	Number of shares acquired on vesting(#)(2)	Value realized on vesting ($)(3)
Mr. Krone	90,935	6,119,344	87,423	9,082,236
Mr. Cage	—	—	2,396	248,979
Mr. Reagan	146,502	8,248,592	17,151	1,721,161
Mr. Fasano	20,102	848,667	10,296	1,067,607
Mr. Howe	—	—	11,671	1,209,480
Ms. Schmanske	—	—	4,407	442,404

(1)	Based on the closing price of our common stock on the day before the date of exercise.

(2)

Includes accrued dividends and includes stock units deferred into our Key Executive Stock Deferral Plan that vested during fiscal 2021. Any stock awards that vested in the current year and were deferred by our named executive officers are reflected in the table under the caption “Nonqualified Deferred Compensation.”

(3)	Based on the closing price of our common stock on the day before the date of vesting. Includes accrued dividends.

Nonqualified Deferred Compensation

We provided benefits to our named executive officers during fiscal 2021 under the following nonqualified deferred compensation plans, which are summarized below:

The Leidos Keystaff Deferral Plan allows eligible participants to elect to defer all or a portion of salary and any cash bonus granted to them under our cash incentive plan. We make no contributions to participants’ accounts under the Keystaff Deferral Plan. Participants can direct their deferrals into investment options similar to those available in the Leidos Retirement Plan other than the Leidos Stock Funds. Distributions under the Keystaff Deferral Plan are then made to participants in cash. Deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.

The Leidos Key Executive Stock Deferral Plan allows eligible participants to elect to defer all or a portion of their cash or certain equity incentive awards granted to them under our cash incentive or stock incentive plans. Participant deferrals in

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Executive Compensation

other forms are converted to stock units of our common stock. Participant accounts are credited with additional units corresponding to their outstanding account balance for each company dividend payable. We make no contributions to participants’ accounts under the Key Executive Stock Deferral Plan. Distributions under the Key Executive Stock Deferral Plan are then made to participants in shares of common stock corresponding to the number of vested stock units held for the participant. Vested deferred balances under this plan will be paid upon the elected specified date, retirement or separation from service.

The Leidos 401(k) Excess Deferral Plan (Excess Plan) is a pre-tax savings plan that, through December 31, 2016, allowed eligible participants to defer up to 20% of their eligible compensation after meeting the annual IRS contribution limit for the Leidos Retirement Plan. Bonuses were not eligible for deferral to the Excess Plan. The investment options in the Excess Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Vested deferred balances under this plan will generally be paid following separation from service.

The Leidos Deferred Compensation Plan for Former IS&GS Employees (Deferred Compensation Plan) is a pre-tax savings plan that allowed eligible participants to defer salary and receive certain company contributions. Salary deferrals in this plan did not start until after an eligible participant met the annual IRS contribution limit for the Leidos Retirement Plan for Former IS&GS Employees. Bonuses were not eligible for deferral to this plan. The investment options in the Deferred Compensation Plan are similar to those in the Leidos Retirement Plan but do not include the Leidos Stock Funds. Deferred balances under this plan will generally be paid following separation from service.

The following table sets forth information regarding deferrals under and aggregate earnings and withdrawals in fiscal 2021 through our nonqualified deferred compensation plans in which our named executive officers participate:

Name	Plan	Executive contributions ($)(1)	Registrant Contributions ($)	Aggregate earnings ($)(2)	Aggregate withdrawals/ distributions ($)	Aggregate balance at fiscal year- end ($)(3)
Mr. Krone	Keystaff Deferral Plan	909,227	—	642,353	—	4,589,202
	Key Executive Stock Deferral Plan	1,326,124	—	(1,645,546)	—	11,532,305
	Excess Plan	—	—	14,384	—	196,379
Mr. Cage	Keystaff Deferral Plan	—	—	46,665	—	406,678
	Key Executive Stock Deferral Plan	—	—	(331,215)	—	2,003,674
	Excess Plan	—	—	9,581	—	62,710
Mr. Reagan	Keystaff Deferral Plan	594,357	—	367,816	—	3,637,741
	Key Executive Stock Deferral Plan	1,448,425	—	(1,194,352)	(555,122)	7,799,516
	Excess Plan	—	—	15,028	—	168,393
Mr. Fasano	Deferred Compensation Plan	—	—	4,466	—	43,715
Mr. Howe	Keystaff Deferral Plan	193,364	—	226,875	—	1,310,078
	Key Executive Stock Deferral Plan	309,538	—	(67,690)	—	755,242
Ms. Schmanske	Deferred Compensation Plan	—	—	349	—	3,908

(1)

Amounts in this column represent the value of cash or stock awards deferred during fiscal 2021. These amounts are also included as compensation in the applicable column in the “Summary Compensation Table” for prior years. The following amounts shown were included in the Option Exercises and Stock Vested and were deferred into the Key Executive Stock Deferral Plan: Mr. Krone $1,326,124, Mr. Reagan $1,448,425 and Mr. Howe $309,538.

(2)

With respect to the Keystaff Deferral Plan, Excess Plan and Deferred Compensation Plan, amounts in this column represent aggregate returns on the diverse investment options available to eligible participants based on individual participant investment elections. With respect to the Key Executive Stock Deferral Plan, amounts in this column represent the aggregate increases or decreases in the value of stock units corresponding to shares of our common stock during fiscal 2021. The market value of the shares is based upon $88.90, the closing sales price of our common stock on the NYSE on December 31, 2021.

(3)

Amounts in this column represent the value of the holder’s accounts at the end of fiscal 2021. With respect to the Key Executive Stock Deferral Plan, the amounts represent the value of stock units corresponding to shares of common

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Executive Compensation

stock held by the named executive officer based on $88.90 per share, the closing sales price of our common stock on the NYSE on December 31, 2021. All amounts in this column were reported as compensation in the “Summary Compensation Table” for prior years. Our named executive officers held the following number of stock units at the end of fiscal 2021 in the Key Executive Stock Deferral Plan: (a) Mr. Krone, 129,722 (b) Mr. Cage, 22,539 (c) Mr. Reagan, 87,734 and (d) Mr. Howe, 8,495.

Potential Payments Upon Termination or a Change in Control

Roger A. Krone, Chief Executive Officer

Mr. Krone’s employment agreement provides severance benefits to him if his employment is terminated by us for reasons other than for cause, or by Mr. Krone for good reason. However, if such termination is within three months prior to or within 24 months after a change in control of the company (the “change in control period”), Mr. Krone would receive a higher level of benefits. In addition, Mr. Krone would be entitled to receive certain benefits and outplacement services in the event of a qualifying termination under his employment agreement. Severance benefits under this agreement in connection with a change in control, or CIC, are “double trigger” and any payments under this agreement are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a nondisparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for 12 months following termination of employment. Finally, pursuant to the terms of the equity awards Mr. Krone received under the Leidos 2006 Equity Incentive Plan and 2017 Omnibus Incentive Plan (“Equity Plans”) if Mr. Krone is terminated by us for reasons other than for cause, by him for good reason, or by reason of his death or disability, he would be entitled to accelerated vesting, or pro-rated vesting, of his long-term incentive awards, depending on whether the termination is during a change in control period. The chart below provides the amounts that Mr. Krone would be entitled to under these various termination scenarios.

Mr. Cage, Mr. Reagan, Mr. Fasano, Mr. Howe, and Ms. Schmanske

All of our named executive officers, other than Mr. Krone, are covered by the Leidos Holdings, Inc. Executive Severance Plan, effective July 25, 2019 (the “Severance Plan”).

The Severance Plan provides for the following in the event of a qualifying termination without Cause in the absence of a Change in Control or CIC:

▶	A cash lump sum severance benefit of 1.0 times base salary plus a pro rata bonus based on actual performance;

▶	A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 12 months; and

▶	6 months of outplacement services.

The Severance Plan is designed to provide enhanced severance benefits to executive officers in certain cases where their employment is terminated involuntarily not for cause, with a separate set of benefits for an involuntary termination not for cause or resignation for good reason that occurs within three months prior to or within 24 months following a CIC, with benefits in such circumstances to be:

▶	A cash lump sum severance benefit of 1.5 times the sum of (i) base salary and (ii) target bonus;

▶	Pro-rata annual bonus for the year of termination based on target performance;

▶	A cash lump sum severance benefit equal to the premium cost of COBRA continuation of medical, dental and vision benefits for 18 months; and

▶	12 months of outplacement services.

Benefits under this plan in connection with a CIC are “double trigger” and any payments under this plan are subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a perpetual confidentiality obligation, a nondisparagement obligation, a covenant not to compete and a covenant not to solicit our customers or employees for (i) 12 months following termination of employment in the case of a qualifying termination of employment in the absence of a CIC and (ii) 18 months following termination of employment in the case of a qualifying termination of employment in connection with a CIC.

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Executive Compensation

Following a CIC, our executive officers would also vest in certain of their outstanding equity awards, if the CIC meets the definition in our Equity and Deferred Compensation Plans and subject to the recipient’s execution of a general release in favor of the company and its affiliates, as well as compliance with a covenant not to compete and a covenant not to solicit employees or customers for 12 months after termination of employment. Finally, pursuant to the terms of the equity awards they received under the Equity Plan, if they terminated employment involuntarily not for cause, or by reason of their death or disability, they would be entitled to accelerated vesting, or pro-rated vesting, of certain long-term incentive awards. The charts below provide the amounts that these named executive officers would be entitled to under various termination scenarios.

		Involuntary Termination/Good Reason
	Retirement	Without Cause or for Good Reason ($)(1)	Change in Control ($)(2)	Death ($)	Disability ($)
Roger A. Krone
Severance and Pro-rata Bonus(3)	2,134,278	5,219,278	9,846,778	2,134,278	2,134,278
Restricted Stock Units(4)	6,733,555	6,733,555	6,733,555	6,733,555	6,733,555
Stock Options(5)	2,207,930	2,207,930	2,207,930	2,207,930	2,207,930
Performance Share Awards(6)	8,861,953	8,861,953	13,891,281	13,650,194	8,861,953
Benefits & Perquisites(7)	—	34,488	226,831	—	—
Applicable Scaleback(8)	N/A	N/A	—	N/A	N/A
Total(9)	19,937,716	23,057,204	32,906,375	24,725,957	19,937,716
Christopher R. Cage
Severance and Pro-rata Bonus(3)	—	1,025,278	2,200,000	475,278	475,278
Restricted Stock Units(4)	—	159,577	553,744	553,744	553,744
Stock Options(5)	—	30,775	59,335	59,335	59,335
Performance Share Awards(6)	—	274,928	819,734	813,197	375,600
Benefits & Perquisites(7)	—	28,869	47,054	—	—
Applicable Scaleback(8)	N/A	N/A	(33,518)	N/A	N/A
Total(9)	—	1,519,427	3,646,349	1,901,554	1,463,957
Gerard A. Fasano
Severance and Pro-rata Bonus(3)	—	1,216,580	2,212,500	626,580	626,580
Restricted Stock Units(4)	—	295,011	887,284	887,284	887,284
Stock Options(5)	—	152,914	307,732	307,732	307,732
Performance Share Awards(6)	—	1,257,135	1,893,457	1,857,291	1,257,135
Benefits & Perquisites(7)	—	36,459	58,439	—	—
Applicable Scaleback(8)	N/A	N/A	—	N/A	N/A
Total(9)	—	2,958,099	5,359,412	3,678,887	3,078,731

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Executive Compensation

		Involuntary Termination/Good Reason
	Retirement	Without Cause or for Good Reason ($)(1)	Change in Control ($)(2)	Death ($)	Disability ($)

Jerald S. Howe, Jr.
Severance and Pro-rata Bonus(3)	590,267	1,224,667	2,220,400	590,267	590,267
Restricted Stock Units(4)	845,491	845,491	845,491	845,491	845,491
Stock Options(5)	317,080	317,080	317,080	317,080	317,080
Performance Share Awards(6)	1,220,836	1,220,836	1,822,075	1,786,511	1,220,836
Benefits & Perquisites(7)	—	14,909	26,114	—	—
Applicable Scaleback(8)	N/A	N/A	—	N/A	N/A
Total(9)	2,973,674	3,622,983	5,231,160	3,539,349	2,973,674
M. Victoria Schmanske
Severance and Pro-rata Bonus(3)	—	1,138,231	2,137,500	568,231	568,231
Restricted Stock Units(4)	—	239,533	800,714	800,714	800,714
Stock Options(5)	—	110,868	251,337	251,337	251,337
Performance Share Awards(6)	—	1,202,811	1,817,078	1,782,640	1,202,811
Benefits & Perquisites(7)	—	14,665	25,747	—	—
Applicable Scaleback(8)	N/A	N/A	(110,928)	N/A	N/A
Total(9)	—	2,706,108	4,921,448	3,402,922	2,823,093

(1)

Amounts in this column represent the benefits the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination that is not in connection with a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Krone) or Leidos Executive Severance Plan (for named executive officers other than Mr. Krone).

(2)

Amounts in this column represent the benefits the named executive officers would be entitled to receive in the event of a hypothetical qualifying termination following a transaction that occurred on December 31, 2021, that constituted a CIC under the terms of the Leidos Equity and Deferred Compensation Plans, in addition to the benefits under an employment agreement (for Mr. Krone) or Leidos Executive Severance Plan (for named executive officers other than Mr. Krone).

(3)

Amounts in this row represent cash payments for (a) lump sum severance and (b) pro-rated annual bonuses for the year of termination. Severance amounts for Mr. Krone are equal to one time (in the event of termination without a CIC), and 2.5 times (in the event of termination in connection with a CIC), the sum of Mr. Krone’s year end salary and bonus at target. Severance amounts for other executives reflect one year of annual base salary (for termination without a CIC), and 1.5 times the sum of annual base salary and target bonus (for termination in connection with a CIC). Mr. Krone’s pro-rated annual bonus would be payable based on actual performance for the period ended December 31, 2021, in all scenarios. For the other executives, for the termination without a CIC, and death and disability scenarios, the bonus would be based on actual performance through December 31, 2021, and the number of days that elapsed during the performance period ended December 31, 2021. In the CIC scenario, the bonus amount is based on target performance results.

(4)

For a termination not in connection with a CIC, the value reflects a portion of the named executive officer’s RSUs (granted beginning in March 2018), pro-rated based on the number of days elapsed between the grant date and December 31, 2021, including accrued cash dividends as of December 31, 2021. For terminations in connection with a CIC, death, and disability, amounts represent the value of accelerated vesting of shares of all RSUs, including accrued dividends as of December 31, 2021, pursuant to the Leidos Equity and Deferred Compensation Plans. The retirement and non-termination scenarios for Messrs. Krone and Howe, assume their respective terminations would each qualify as a special retirement and amounts include the awards that would continue to vest. For more information regarding the number of shares of unvested RSUs held by the executive officers, see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”

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Executive Compensation

(5)

For a termination without a CIC, reflects pro-rated amounts of stock options granted beginning in March 2018 that would vest based on the number of days elapsed between the grant date and December 31, 2021. The retirement and non-termination scenarios for Messrs. Krone and Howe assume their respective terminations would each qualify as a special retirement and amounts include the awards that would continue to vest after departure. For a termination in connection with a CIC, or upon death or disability, represents the value of accelerated vesting of all unvested options held by the named executive officer at the end of the year issued pursuant to the Leidos Equity Plans. For more information regarding the number of shares and exercise prices underlying unvested options held see the table under the caption “Outstanding Equity Awards at Fiscal Year-End.”

(6)

For a termination without a CIC and for disability, the values represent a pro-rata amount of performance share awards, including accrued cash dividends, based on actual performance as of December 31, 2021. Since Messrs. Krone and Howe qualify for special retirement, each would be entitled to associated pro-rated vesting (including accrued dividends) that would apply as a result. In the CIC and death scenarios, awards reflect full vesting, including accrued cash dividends, as of December 31, 2021; assumes target performance results for death and also in the event of a CIC for the 2020 and 2021 awards; the 2019 awards are assumed paid based on actual performance results as of December 31, 2021, in the event of a CIC.

(7)

Amounts in this row reflect the total of (a) lump sum cash payments in lieu of providing benefits to the executives, and (b) cost estimates for providing outplacement benefits following a qualifying termination of employment. Benefit lump sums for all named executive officers other than Mr. Krone are equal to 12 months of COBRA premiums for medical, dental and vision coverage for terminations not in connection with a CIC, and 18 months of COBRA premiums for terminations in connection with a CIC. Mr. Krone’s amounts reflect 12 months of COBRA premiums for medical, dental and vision coverage following a termination not in connection with a CIC and lump sum payments in lieu of continued life, disability, medical, dental and vision coverage for 30 months for terminations in connection with a CIC. Amounts also include estimates for providing outplacement counseling services for 12 months following termination of employment in connection with a CIC or, except for Mr. Krone, for 6 months if the termination is not in connection with a CIC.

(8)	Estimates the benefits to be reduced to avoid the payment of excess parachute payments pursuant to Section 280G of the Internal Revenue Code.

(9)

Amounts in this row represent the gross amount of benefits to be received by the named executive officer. In addition, the named executive officers would also be entitled to be paid for any unused comprehensive leave time accrued.

Treatment of Equity Awards Upon Termination

With respect to outstanding equity awards, our executive officers are generally treated in the same way as all other employee award recipients if their employment is terminated due to death, disability, retirement, involuntary without cause departure, or voluntary departure.

In the case of death or disability, restricted stock units and options will vest immediately and options will remain exercisable for the remaining term of the option. For our performance share award program, target shares will be paid out promptly upon death. In the case of disability for all performance share awards, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period.

Under our continued vesting program, employees who retire, including our executive officers, may continue holding and vesting in their stock options if they have held such options for at least 12 months prior to retirement and they retire (i) after age 59 1/2 with at least 10 years of service or (ii) after age 59 1/2 when age at termination plus years of service equals at least 70. When an individual becomes eligible for continued vesting, restricted stock units will continue to vest in accordance with the original vesting schedule. Individuals meeting these qualifications who hold performance share awards will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period. We have the right to terminate continued vesting if an individual violates confidentiality, non-solicitation, non-compete, or similar obligations to us.

In the case of an involuntary termination without cause, all restricted stock units and stock options granted in 2017 or later will vest on a pro-rata basis provided the award has been held for a minimum of six months. In the case of a performance share award, individuals will receive a pro-rata number of shares after the end of the applicable three-year performance period, based on actual company performance over the full period, provided the award has been held for a minimum of 6 months.

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Executive Compensation

In any other case, if the employment of an equity award recipient, including an executive officer, is terminated for any reason, all of that recipient’s unvested restricted stock units, options and performance share awards are forfeited. Vested options remain exercisable for 90 days or until the option expiration date, if earlier.

Pay Ratio Disclosure

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2021:

▶	The median of the annual total compensation of all our employees (except our Chief Executive Officer) was $95,935;

▶	The annual total compensation of our Chief Executive Officer was $12,876,007; and

▶	The ratio of these two amounts was 134 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee.” We selected December 31, 2021, which is within the last three months of fiscal 2021, as the date upon which we would identify the “median employee.” We determined that, as of December 31, 2021, our employee population consisted of 42,757 individuals (of which approximately 93% were located in the United States, including certain employees on temporary international assignment, and 7% were located in jurisdictions outside the United States). Our employee population consisted of our global workforce of full-time, part-time, and temporary employees, as described in more detail below.

Adjustments to Our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding approximately 1,661 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information, as follows: 1,329 employees from the United Kingdom, 70 employees from Singapore, 52 employees from South Korea, 41 employees from India, 38 employees from China, 27 employees from Saudi Arabia, 20 employees from Israel, 16 employees from Japan, 14 employees from Canada, 14 employees from the United Arab Emirates, 11 employees from Ireland, 10 employees from Bahrain, 8 employees from Hong Kong, 5 employees from Qatar, 4 employees from Turkey, 1 employee from Brazil, and 1 employee from Belgium. For each jurisdiction where we excluded employees, we excluded all employees in that jurisdiction.

After taking into account the above-described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of approximately 41,096 individuals.

Determining Our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared the annualized salary of our employees as reflected in our human resources system of record. We identified our “median employee” using this compensation measure, which was consistently applied to all our employees included in the calculation. After identifying the median employee, that employee’s compensation was restated based on the Summary Compensation Table elements. Using the methodologies described above, we determined that our “median employee” was a full-time, salaried employee located in the United States with base wages for the 12-month period ending December 31, 2021, in the amount of $95,935.

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Executive Compensation

Determination of Annual Total Compensation of Our “Median Employee” and Our CEO

Once we identified our “median employee”, we then calculated such employee’s annual total compensation for 2021 using the same methodology we used for purposes of determining the annual total compensation of our named executive officers for 2021 (as set forth in the Summary Compensation Table in this Proxy Statement).

Our CEO’s annual total compensation for 2021 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the Summary Compensation Table.

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Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 30, 2022. During the fiscal year ended December 31, 2021, Deloitte served as our independent registered public accounting firm and also provided certain tax and other audit-related services as set forth under the caption “Audit Matters” below. Representatives of Deloitte will be at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Stockholders are not required to ratify the appointment of Deloitte as our independent registered public accounting firm. However, we are submitting the appointment for ratification as a matter of good corporate practice. If stockholders fail to ratify the appointment, the Audit and Finance Committee will consider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit and Finance Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our stockholders’ best interests.

Vote Required

The affirmative vote of the holders of a majority of the voting power of common stock, present or represented and entitled to vote at the annual meeting is required to approve the proposal. Abstentions have the effect of a vote against the proposal. Shares of common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed, timely received and unrevoked proxies will be voted “FOR” the proposal.

Recommendation of the Board of Directors

The Board of Directors recommends stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022.

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Audit Matters

Audit and Finance Committee Report

The Audit and Finance Committee assists the Board in its oversight of: (i) the integrity of the company’s financial statements, including the financial reporting process, system of internal control over financial reporting and audit process; (ii) the company’s compliance with legal and regulatory requirements; (iii) the independent registered public accounting firm’s qualifications and independence; (iv) the performance of the company’s internal audit function and independent registered public accounting firm; and (v) financial reporting risk assessment and mitigation. The Audit and Finance Committee’s job is one of oversight and it recognizes that management is responsible for the preparation and certification of the company’s financial statements and the company’s internal controls over financial reporting and that the independent registered public accounting firm is responsible for auditing those financial statements and the company’s internal controls over financial reporting.

The Audit and Finance Committee recognizes that financial management, including the internal audit staff, and the independent registered public accounting firm, have more time, knowledge, and detailed information on the company than do Audit and Finance Committee members. Consequently, in carrying out its oversight responsibilities, the Audit and Finance Committee is not providing any expert or special assurance as to the company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

The Audit and Finance Committee recognizes the importance of maintaining the independence of Leidos’ independent auditor, both in fact and appearance. The Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, along with company management and internal auditors, (i) the audit firm’s independence and objectivity, (ii) the capability and experience of the firm’s proposed audit team members, (iii) the audit firm’s audit quality indicators, (iv) the advantages and possible disadvantages of the audit firm’s tenure as our independent auditors, (v) the appropriateness of the audit firm’s fees for audit and non-audit services, (vi) the audit firm’s capability and expertise in our industry and in auditing companies with broad and complex operations, (vii) the audit firm’s performance and proposed approach to auditing the company’s financial statements and the company’s internal controls over financial reporting, and (viii) the size and reputation of the audit firm. After assessing the qualifications, performance, and independence of Deloitte, the Audit and Finance Committee has approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 30, 2022. Deloitte has been the company’s independent registered public accounting firm since fiscal 2000.

Deloitte rotates its lead audit engagement partner at least every five years. The Audit and Finance Committee interviews proposed candidates and selects the lead audit engagement partner. In 2021, the committee approved a new lead audit engagement partner beginning with the fiscal year 2022 audit.

The duties and responsibilities of the Audit and Finance Committee have been set forth in a written charter since 1975. A copy of the current Audit and Finance Committee charter is available on the company’s website at www.leidos.com by clicking on the links entitled “Investors,” “Corporate Governance” and then “Board Committees.” Each member of the Audit and Finance Committee meets the independence and financial literacy requirements of the SEC and the NYSE. In addition, all of the Committee members qualify as audit committee financial experts under SEC rules.

In the course of fulfilling its responsibilities, the Audit and Finance Committee has:

▶

Met with the internal auditor and the independent registered public accounting firm to discuss any matters that the internal auditor, the independent registered public accounting firm or the Committee believed should be discussed privately without members of management present;

▶

Met with management of the Company to discuss any matters management or the Committee believed should be discussed privately without the internal auditor or the independent registered public accounting firm present;

▶

Reviewed and discussed with management and Deloitte, the Company independent registered public accounting firm, the audited consolidated financial statements for the fiscal year ended December 31, 2021;

▶	Discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) Standards and the SEC; and

▶

Received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit and Finance Committee concerning independence, and has discussed with Deloitte its independence.

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Audit Matters

Based on the reviews and discussions summarized in this Report and subject to the limitations on our role and responsibilities referred to above and contained in the Audit and Finance Committee charter, the Audit and Finance Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the SEC.

Robert C. Kovarik, Jr. (Chair)

Gregory R. Dahlberg

Harry M. J. Kraemer, Jr.

Robert S. Shapard

Susan M. Stalnecker

Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has appointed Deloitte as the independent registered public accounting firm to audit our financial statements for the fiscal year ending December 30, 2022. Stockholders are being asked to ratify the appointment of Deloitte at the annual meeting.

Audit and Non-Audit Fees

Aggregate fees billed for the 2021 and 2020 fiscal years by our independent registered public accounting firm, Deloitte, the member firms of Deloitte Touche Tohmatsu Limited and their respective affiliates (collectively, the “Deloitte Entities”), were as follows:

	2021	2020

Audit fees(1)	$6,749,000	$6,805,000

Audit-related fees(2)	$—	$111,000

Tax fees(3)	$490,300	$416,900

All other fees(4)	$141,300	$5,700

Total fees	$7,380,600	$7,338,600

(1)

Audit fees include professional services rendered for the audit of the annual consolidated financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and review of quarterly consolidated financial statements. Audit fees also include services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including statutory audits.

(2)	Audit-related fees include professional services rendered to issue comfort letters in connection with bond offerings.

(3)

Tax fees include a variety of permissible tax services related to preparation and/or review of statutory tax filings within U.S., foreign and state jurisdictions, general tax advisory services (including research and discussions related to tax compliance matters), tax planning and assistance with transfer pricing documentation and dispositions.

(4)	All other fees relate to the purchase of accounting-related research software and agreed upon procedures.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has considered whether the above services provided by the Deloitte Entities are compatible with maintaining the independence of the Deloitte Entities. The Audit and Finance Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the independent registered public accounting firm in advance. Further, the Chair of the Audit and Finance Committee has the authority to pre-approve audit and non-audit services, as necessary, between regular meetings of the Audit and Finance Committee, provided that any such services so pre-approved shall be disclosed to the full Audit and Finance Committee at its next scheduled meeting. The Committee or the Committee chair pre-approved all of Deloitte’s 2021 fees and services.

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Other Information

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 and the rules of the SEC require our directors and executive officers to file reports of their ownership and changes in ownership of common stock with the SEC. Our personnel generally prepare and file these reports for our directors and officers on the basis of information obtained from each director and officer and pursuant to a power of attorney. Due to administrative error, one Form 4 for Mr. Reagan was filed 14 days late. Based upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all of our directors and executive officers and, to our knowledge, beneficial owners of more than 10% of our common stock otherwise complied during fiscal 2021 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

Stock Ownership of Certain Beneficial Owners

The following table provides information regarding the beneficial ownership of each person known by us to beneficially own more than five percent of Leidos common stock. The percentage of beneficial ownership is based on 136,088,461 shares of our common stock outstanding as of February 28, 2022.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of class

The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	14,851,389 shares	10.91%

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	14,752,815 shares	10.84%

JP Morgan Chase & Co. 383 Madison Avenue, New York, NY 10179	9,793,895 shares	7.20%

(1)

Based on a Schedule 13G/A (Amendment No. 9) filed with the SEC on February 10, 2022, in which The Vanguard Group, an investment adviser filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 0 shares, shared voting power over 207,002 shares, sole dispositive power over 14,309,433 shares and shared dispositive power over 541,956 shares.

(2)

Based on a Schedule 13G/A (Amendment No. 9) filed with the SEC on February 9, 2022, in which BlackRock, Inc., a holding company filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 13,628,304 shares, shared voting power over 0 shares, sole dispositive power over 14,752,815 shares and shared dispositive power over 0 shares.

(3)

Based on a Schedule 13G/A (Amendment No. 2) filed with the SEC on January 12, 2022, in which JP Morgan Chase & Co., a holding company filing on behalf of itself and various subsidiaries, reported that it has sole voting power over 8,918,559 shares, shared voting power over 33,197 shares, sole dispositive power over 9,751,071 shares and shared dispositive power over 41,052 shares.

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Other Information

Stock Ownership of Directors and Officers

The following table sets forth, as of February 28, 2022, the beneficial ownership of our common stock by our directors and the named executive officers, and all of our directors and executive officers as a group. None of these individuals beneficially owns more than one percent of our common stock. As a group, our directors and executive officers beneficially own approximately 1.66% of our common stock. The percentage of beneficial ownership is based on 136,088,461 shares of our common stock outstanding as of February 28, 2022. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares beneficially owned by such person, except for such power that may be shared with a spouse. No shares have been pledged.

Beneficial Owner	Common stock	Stock units(1)	Option shares and RSUs(2)	Total shares beneficially owned

Directors

Gregory R. Dahlberg	8,450	—	20,578	29,028

David G. Fubini	22,655	—	20,578	43,233

Miriam E. John	20,783	74,881	31,101	126,765

Robert C. Kovarik, Jr.	3,863	—	10,406	14,269

Harry M. J. Kraemer, Jr.	81,758	118,545	31,101	231,404

Gary S. May	7,613	—	31,101	38,714

Surya N. Mohapatra	15,350	—	20,578	35,928

Patrick M. Shanahan	—	—	—	—

Robert S. Shapard	35,077	—	31,101	66,178

Susan M. Stalnecker	8,450	—	20,578	29,028

Noel B. Williams	37,664	—	31,101	68,765

Named Executive Officers

Roger A. Krone	306,045	188,438	660,474	1,154,957

Christopher R. Cage	9,000	22,539	15,340	46,879

James C. Reagan	1,682	95,815	25,268	122,765

Gerard A. Fasano	55,525	—	19,450	74,975

Jerald S. Howe, Jr.	15,842	8,495	44,412	68,749

M. Victoria Schmanske	24,856	—	43,273	68,129

All directors and executive officers as a group (22 persons)	727,121	418,103	1,126,296	2,272,120

(1)

Represents vested stock units attributable to the individual or the group in the Key Executive Stock Deferral Plan or Management Stock Compensation Plan. Shares held in these plans are voted by the trustee in the same proportion as all other stockholders collectively vote their shares of common stock.

(2)	Shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following February 28, 2022.

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Other Information

Stockholder Proposals for the 2023 Annual Meeting

Any stockholder proposals pursuant to Rule 14a-8 intended to be presented at the 2023 annual meeting of stockholders must be received by us no later than November 16, 2022, in order to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting.

Our proxy access bylaws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of common stock for at least three years to submit director nominees for inclusion in our Proxy Statement if the nominating stockholder(s) satisfies the requirements specified in the bylaws. To be timely, the notice must be delivered to the Corporate Secretary not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date that the proxy statement for the annual meeting was sent to stockholders. In the event, however, that the annual meeting is not scheduled to be held within a period that begins 30 days before the first anniversary date of the preceding year’s annual meeting of stockholders and ends 30 days after the first anniversary date of the preceding year’s annual meeting of stockholders, then the notice of nomination must be provided by the later of the close of business on the date that is 180 days prior to the annual meeting or the tenth day following the date such annual meeting is first publicly announced or disclosed. Therefore, in connection with the 2023 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between October 17, 2022 and November 16, 2022.

In addition, Sections 2.07 and 3.03 of our bylaws provides that, in order for a stockholder to propose any matter (including nominations for directors) for consideration at the annual meeting (other than by inclusion in the Proxy Statement), such stockholder must give timely notice to our Corporate Secretary of such stockholder’s intention to bring such business before the meeting. To be timely, notice must be delivered to the Corporate Secretary not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the preceding year’s annual meeting. In the event, however, that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us, whichever occurs later. Therefore, in connection with the 2023 annual meeting of stockholders, notice must be delivered to the Corporate Secretary between December 30, 2022 and January 29, 2023.

Such stockholder’s notice must include certain information about the stockholder and the underlying beneficial owner, if any, including such person’s name, age, address, occupation, shares, rights to acquire shares, information about derivatives, hedges, short positions, understandings or agreements regarding the economic and voting interests of the stockholder and related persons with respect to our stock, if any, and such other information as would be required to be disclosed in a proxy statement soliciting proxies for the election of the proposed nominee. A stockholder’s notice must be updated, if necessary, so that the information submitted is true and correct as of the record date for determining stockholders entitled to receive notice of the meeting.

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Frequently Asked Questions

Who is entitled to vote at the annual meeting?

Only stockholders of record of our common stock as of the close of business on our record date of March 9, 2022 are entitled to notice of, and to vote at, the annual meeting. As of March 9, 2022, there were 136,341,967 shares of common stock outstanding and entitled to vote.

We have no other class of capital stock outstanding. A list of stockholders entitled to vote at the meeting will be available electronically on the virtual meeting website during the meeting for those attending the meeting, and for inspection at 1750 Presidents Street, Reston, Virginia for 10 days prior to the meeting. Please contact the Office of the Corporate Secretary at (571) 526-6000 if you wish to inspect the list of stockholders prior to the 2022 annual meeting.

Can I attend the annual meeting?

Due to the continued public health impact of the COVID-19 pandemic and advisories issued by government authorities limiting public gatherings, and to support the health and well-being of our stockholders and employees, we will hold our annual meeting in a virtual-only format via the internet. The virtual-only format facilitates stockholder attendance and participation by enabling participation from any location and at no cost. You will not be able to attend the annual meeting in person.

To participate in the virtual meeting, you will need the control number included on your Notice, proxy card or voting instruction form. The meeting webcast will begin promptly at 9:00 a.m., ET. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:00 a.m., ET, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting please call

1-844-986-0822 (U.S.) or 303-562-9302 (International) for assistance.

We are committed to ensuring that stockholders will be afforded the opportunity to vote and ask questions, similar to an in-person meeting. The proxy materials, rules of conduct and stockholder list will be made available on the meeting website. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/LDOS2022. We will answer as many questions as time permits. However, we reserve the right to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate under the meeting’s rule of conduct. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

What constitutes a quorum?

The presence, either virtually in person or by proxy, of the holders of a majority of the total voting power of the shares of common stock outstanding as of March 9, 2022 is necessary to constitute a quorum and to conduct business at the annual meeting. Abstentions and broker “non-votes” will be counted as present for purposes of determining the presence of a quorum.

What is a broker “non-vote”?

A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner. In tabulating the voting results for a particular proposal, broker “non-votes” are not counted as a vote on that proposal. Broker “non-votes” will not have an effect on the outcome of any matter being voted on at the meeting, assuming a quorum is present.

Unless you provide voting instructions to any broker holding shares on your behalf, your broker may not use discretionary authority to vote your shares on any of the matters to be considered at the annual meeting other than the ratification of our independent registered public accounting firm. Please vote your proxy or provide voting instructions to your broker so your vote can be counted.

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Frequently Asked Questions

How many votes am I entitled to?

Each holder of common stock will be entitled to one vote per share, in person or by proxy, for each share of stock held in such stockholder’s name as of March 9, 2022, on any matter submitted to a vote of stockholders at the annual meeting. There were 136,341,967 shares of our common stock outstanding on March 9, 2022.

Is cumulative voting permitted for the election of directors?

No, the Company’s Certificate of Incorporation was amended in 2020 to eliminate cumulative voting in the election of directors.

How do I vote my shares?

Shares of common stock represented by a properly executed and timely proxy will, unless it has previously been revoked, be voted in accordance with its instructions. In the absence of specific instructions, the shares represented by a properly executed and timely proxy will be voted in accordance with the Board’s recommendations as follows:

▶	FOR all of the company’s nominees to the Board;

▶	FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers;

▶	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022;

No other business is expected to come before the annual meeting; however, should any other matter properly come before the annual meeting, the proxy holders intend to vote such shares in accordance with their best judgment on such matter.

There are four different ways to vote your shares:

By Internet (prior to the meeting): Go to www.proxyvote.com or scan the QR code on your proxy and voting instruction card with a smart phone.

By Internet (at the meeting): You may vote online by following the instructions at www.virtualshareholdermeeting.com/ LDOS2022. Have your Notice, proxy card or voting instruction form available when you access the virtual meeting web page.

By Telephone: Call 1-800-690-6903.

By Mail: If you received your proxy materials via the U.S. mail, you may complete, sign and return the accompanying proxy and voting instruction card in the postage-paid envelope provided.

Submitting a proxy will not prevent you from attending the annual meeting and voting in person. Any proxy may be revoked at any time prior to exercise by delivering a written revocation or a new proxy bearing a later date to our mailing agent, Broadridge, as described below or by attending the annual meeting and voting in person. The mailing address of our mailing agent is Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Simply attending the annual meeting will not revoke a proxy.

What are the voting deadlines?

For shares not held in the Leidos, Inc. Retirement Plan (the “Leidos Retirement Plan”), the deadline for submitting a proxy using the internet or the telephone is 11:59 p.m. ET on April 28, 2022. For shares held in the

Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. ET on April 26, 2022.

How are the shares held by the Leidos Retirement Plan voted?

Each participant in the Leidos Retirement Plan has the right to instruct Vanguard Fiduciary Trust Company, as trustee of the Leidos Retirement Plan (the “Trustee”), on a confidential basis, how to vote such participant’s proportionate interests in all shares of common stock held in the Leidos Retirement Plan. The Trustee will vote all shares held in the Leidos Retirement Plan for which no voting instructions are received in the same proportion as the shares for which voting instructions have been received.

58    |    2022 Proxy Statement

Frequently Asked Questions

The Trustee’s duties with respect to voting the common stock in the Leidos Retirement Plan are governed by the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The fiduciary provisions of ERISA may require, in certain limited circumstances, that the Trustee override the votes of participants with respect to the common stock held by the Trustee and to determine, in the Trustee’s best judgment, how to vote the shares.

How are the shares held by the Stock Plans voted?

Under the terms of our Management Stock Compensation Plan and Key Executive Stock Deferral Plan, Matrix Trust Company, as trustee of these stock plans, has the power to vote the shares of common stock held in these stock plans. Matrix will vote all such shares in the same proportion that our other stockholders collectively vote their shares of common stock. If you are a participant in these stock plans, you do not have the right to instruct Matrix on how to vote your proportionate interests in the shares of common stock held in these stock plans.

What is the difference between a “stockholder of record” and a “beneficial” holder?

These terms describe how your shares are held. If your shares are registered directly with Computershare, our transfer agent, then you are a “stockholder of record” of these shares. If your shares are held in an account at a broker, bank, trust or other similar organization, then you are a “beneficial” holder of these shares. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Who is soliciting these proxies?

We are soliciting these proxies and the cost of the solicitation will be borne by us, including the charges and expenses of persons holding shares in their name as nominee incurred in connection with forwarding proxy materials to the beneficial owners of such shares. In addition to the use of the mail, proxies may be solicited by our officers, directors and employees in person, virtual communication channels, by telephone or by email.

Such individuals will not be additionally compensated for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the Securities and Exchange Commission, or SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy and voting instruction cards. We do not use householding for any other stockholder mailings.

If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate copy of the proxy statement or annual report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our mailing agent, Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. We will promptly deliver a separate copy of the proxy statement or annual report to you upon request.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement or annual report and you wish to receive a single copy of each of these documents for your household, please contact our mailing agent, Broadridge, at the telephone number or address indicated above.

2022 Proxy Statement    |    59

Frequently Asked Questions

Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in a Current

Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

May I obtain a copy of the 2021 Annual Report on Form 10-K?

We will provide without charge to any stockholder, upon written or oral request, a copy of our annual report without exhibits. Requests should be directed to Leidos

Holdings, Inc., 1750 Presidents Street, Reston, Virginia 20190, Attention: Corporate Secretary or by calling 1-571-526-6000.

Internet Availability of Proxy Materials

As permitted by the rules of the SEC, we are using the internet as a means of furnishing proxy materials to our stockholders. We believe this method will make the proxy distribution process more efficient, lower costs and help in conserving natural resources.

On or about March 16, 2022, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy and voting instruction card to be able to vote through the internet or by telephone. Other stockholders, in accordance with their prior requests, and employees with regular access to email have received email notification of how to access our proxy materials and vote via the internet or by telephone or have been mailed paper copies of our proxy materials and a proxy and voting instruction card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders Meeting To Be Held on April 29, 2022.

The proxy statement and annual report are available at www.proxyvote.com.

Information and reports on our website to which we refer in this proxy statement will not be deemed a part of, or otherwise incorporated by reference into, this proxy statement.

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Corporate Headquarters Leidos Holdings, Inc. 1750 Presidents Street Reston, VA 20190 571-526-6000 www.leidos.com Stock Listing Leidos Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE) under the trading symbol LDOS. Transfer Agent and Registrar Computershare 480 Washington Boulevard Jersey City, NJ 07310 855-894-5367 (US) 201-680-6961 (International) Hearing impaired (TTY): (800) 952-9245 www.computershare.com/leidos Independent Registered Public Accounting Firm Deloitte & Touche LLP 7900 Tysons One Place McLean, VA 22102 Annual Report on Form 10-K Copies of our 2021 Annual Report on Form 10-K as filed with the U.S. Securities and Exchange Commission can be accessed via our website at ir.leidos.com. Copies can also be obtained by contacting our Investor Relations team. Certifications The most recent certifications by our CEO and CFO pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 are filed as exhibits to the Form 10-K. We have also filed with the NYSE the most recent Annual CEO Certification in accordance with the NYSE’s listing standards. Investor Relations Questions from stockholders, analysts, and others can be directed to: Stuart Sr. Vice Davis President, Investor Relations Executive Leidos Holdings, Inc. 1750 Presidents Street Reston, VA 20190 571-526-6000 ir ir@leidos .leidos.com .com FSC www.fsc.org MIX Paper from responsible souces C132107 ©2021 Leidos, Inc. All Rights Reserved. Leidos and the Leidos logo are trademarks of Leidos, Inc. in the United States and/or other countries.

Executive Leadership Team

leidos
leidos
Leidos
Pride
Celebration
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leidos

A Kaleidoscope of Innovation

Leidos A Kaleidoscope of Innovation

leidos

ATTN: STOCK PROGRAMS
1750 PRESIDENTS STREET
RESTON, VA 20190

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the barcode above**
Use the internet to transmit your proxy and/or voting instructions and for electronic delivery of information. Have your proxy and voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic proxy and voting instruction form. Please see the reverse side of this card for information regarding specific voting deadlines.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Leidos in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your proxy and/or voting instructions. Have your proxy and voting instruction card in hand when you call and then follow the instructions. Please see the reverse side of this card for information regarding specific voting deadlines.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting on April 29, 2022 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow → XXXXX XXXXX XXXXX XXXXX. Vote Confirmation is available 24 hours after your vote is received beginning April 16, 2022, with the final vote tabulation remaining available through June 29, 2022.

leidos

1. Nominees:

	For	Against	Abstain
2. Approve, by an advisory vote, executive compensation.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

END ATTN: STOCK PROGRAMS 1750 PRESIDENTS STREET RESTON, VA 20190 VOTE Before BY The INTERNET Meeting—Go to www.proxyvote.com or scan the barcode above Have Use the your internet proxy and to transmit voting instruction your proxy card and/or in hand voting when instructions you access and the for web electronic site and delivery follow the of information instructions . to side obtain of this your card records for information and to create regarding an electronic specific voting proxy deadlines and voting . instruction form. Please see the reverse During You may The attend Meeting the meeting—Go to www via the. virtualshareholdermeeting internet and vote during the meeting .com/LDOS2022 . Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC If you would like DELIVERY to reduce OF the FUTURE costs incurred PROXY by MATERIALS Leidos in mailing proxy materials, you can consent to receiving all for future electronic proxy delivery, statements, please proxy follow cards the and instructions annual reports above electronically to vote using via the e-internet mail or the and, internet when. prompted, To sign up indicate that you agree to receive or access proxy materials electronically in future years. VOTE Use any BY touch PHONE -tone — 1 telephone -800-690 -to 6903 transmit your proxy and/or voting instructions. Have your proxy and voting instruction for information card regarding in hand when specific you voting call and deadlines then follow . the instructions. Please see the reverse side of this card VOTE Mark, BY sign MAIL and date your proxy and voting instruction card and return it in the postage-paid envelope we have provided or return it to Leidos, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. You VOTE may CONFIRMATION confirm that your instructions were received and included in the final tabulation to be issued at using the the Annual information Meeting that on April is printed 29, 2022 in the via the box ProxyVote marked by Confirmation the arrow link at www.proxyvote.com by . Vote Confirmation is available 24 hours after your vote is received beginningï§XXXX April XXXX 16, 2022, XXXX with XXXX the final vote tabulation remaining available through June 29, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D70994-P66675-K32279 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY AND VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY VOTE ON DIRECTORS—The Board of Directors recommends vote FOR each of the nominees listed below. 1. Nominees: 1a. Gregory R. Dahlberg 1b. David G. Fubini 1c. Miriam E. John 1d. Robert C. Kovarik, Jr. 1e. Harry M. J. Kraemer, Jr. 1f. Roger A. Krone 1g. Gary S. May 1h. Surya N. Mohapatra 1i. Patrick M. Shanahan 1j. Robert S. Shapard 1k. Susan M. Stalnecker 1l. Noel B. Williams VOTE ON PROPOSAL 2—The Board of Directors recommends a vote FOR proposal 2. 2. Approve, by an advisory vote, executive compensation. VOTE ON PROPOSAL 3—The Board of Directors recommends a vote FOR proposal 3. 3. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please complete, date, sign and mail promptly in the enclosed envelope which requires no postage. Please sign EXACTLY as name or names appear(s) hereon. When signing as attorney, trustee, administrator or guardian, please give your full title. If a trust requires the signature of more than one trustee, all required trustees must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer executor,. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ]

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: You can view the Leidos Annual Report on Form 10-K and the proxy materials for the Annual Meeting on the Internet at www.proxyvote.com D70995-P66675-K32279 Proxy and Voting Instruction Card for the Annual Meeting of Stockholders—April 29, 2022 This Proxy and Voting Instruction Card are Solicited on Behalf of the Board of Directors www.virtualshareholdermeeting.com/LDOS2022 The undersigned hereby appoints Jerald S. Howe, Jr. and Benjamin A. Winter, and each of them, with full power of substitution, as proxies to represent the undersigned and to vote all of the shares of common stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of Leidos Holdings, Inc. (the “Company”) to be held virtually at www.virtualshareholdermeeting.com/LDOS2022, on Friday, April 29, 2022, at 9:00 a.m. (local time), and at any adjournment, postponement or continuation thereof (including, if applicable, on any matter which the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unavailable to serve) (the “2022 Annual Meeting of Stockholders”), as indicated on the reverse side. For stockholders who are participants in the Leidos, Inc. Retirement Plan (the “Leidos Retirement Plan”), the undersigned also hereby instructs the Trustee, Vanguard Fiduciary Trust Company, and any successor, to vote all of the shares of common stock held for the undersigned’s account in the Leidos Retirement Plan at the 2022 Annual Meeting of Stockholders, as indicated on the reverse side. The shares of common stock to which this proxy and voting instruction card relates will be voted as directed. If this proxy and voting instruction card is properly signed and returned but no instructions are indicated with respect to a particular item, (A) the shares represented by this proxy and voting instruction card which the undersigned is entitled to vote will be voted (i) FOR each of the nominees standing for election as a director, (ii) FOR Proposal 2 and (iii) FOR Proposal 3, and in the discretion of the proxy holders on any other matters properly coming before the meeting and any adjournment, postponement or continuation thereof and (B) the shares represented by the proxy and voting instruction card held for the undersigned’s account in the Leidos Retirement Plan will be voted in the same proportion as the shares held in the Leidos Retirement Plan for which voting instructions have been received are voted. The proxy and voting instruction card, if properly executed and delivered in a timely manner, will revoke all prior proxies and voting instruction cards executed and delivered by the undersigned. For shares not held in the Leidos Retirement Plan, the deadline for submitting a proxy using the Internet or the telephone is 11:59 p.m. Eastern Time on April 28, 2022. For shares held in the Leidos Retirement Plan, the deadline for submitting voting instructions using any of the allowed methods is 11:59 p.m. Eastern Time on April 26, 2022. Please complete, sign, date and return the Proxy and Voting Instruction Card promptly using the enclosed envelope. (Continued and to be signed on reverse side.)